UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☑  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

SFN GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April      , 2010
To our Stockholders:
     On behalf of the Board of Directors, it is our pleasure to invite you to attend the annual meeting of stockholders of SFN Group, Inc., formerly known as Spherion Corporation.
     As shown in the notice enclosed, the annual meeting will be held at 9:00 a.m. (Eastern Daylight Time) on Tuesday, May 18, 2010 at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the annual meeting we will be acting on the matters described in this proxy statement. If you will need directions to the annual meeting, or if you require special assistance at the annual meeting because of a disability, please contact Ms. Dahlton Bennington at (954) 308-8427.
     We hope you will be able to attend our annual meeting. However, whether or not you are personally present, it is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the annual meeting, you are urged to cast your vote as soon as possible.
     Thank you for your support.

Sincerely,

Roy G. Krause
President & Chief Executive Officer

James J. Forese
Chairman

SFN GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held
Tuesday, May 18, 2010
9:00 a.m. EDT
To our Stockholders:
     NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of SFN GROUP, INC., a Delaware corporation (the “Company”), will be held at 9:00 a.m. (Eastern Daylight Time) on Tuesday, May 18, 2010 at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the Annual Meeting, our stockholders will be asked to consider and vote upon the following matters:
1.	The election of three Class II members of the Board of Directors to hold office until the 2013 annual meeting of stockholders or until their successors are duly elected and qualified.

2.	The election of one new Class III member of the Board of Directors to hold office until the 2011 annual meeting of stockholders or until his successor is duly elected and qualified.

3.	An amendment to the Company’s Rights Agreement intended to protect the Company’s net operating loss benefits and other deferred tax assets.

4.	A proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the 2010 fiscal year.

5.	The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
     Only stockholders of record at the close of business on March 22, 2010 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Thad S. Florence
Secretary

Fort Lauderdale, Florida
April ___, 2010

—IMPORTANT—
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE AS SOON AS
POSSIBLE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY VOTE IN PERSON.
THANK YOU FOR VOTING PROMPTLY.

2010 ANNUAL MEETING OF STOCKHOLDERS
OF
SFN GROUP, INC.

PROXY STATEMENT

     This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SFN Group, Inc., a Delaware corporation (“SFN” or “the Company”), of proxies from the holders of our common stock, $.01 par value per share (the “Common Stock”), for use at our 2010 Annual Meeting of Stockholders to be held pursuant to the enclosed Notice of Annual Meeting, at 9:00 a.m. (Eastern Daylight Time) on Tuesday, May 18, 2010, at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, telephone (954) 308-7600, or at any adjournments or postponements thereof (the “Annual Meeting”).
     The approximate date that this Proxy Statement and the form of proxy (“Proxy Card”) are first being made available to stockholders is April      , 2010.
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
     At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting attached to this Proxy Statement. In addition, management will respond to questions by stockholders.
Voting at the Annual Meeting
     Only stockholders of record at the close of business on March 22, 2010, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the Common Stock that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.
Voting rights of the holders of our Common Stock
     Each stockholder is entitled to one vote on each matter properly presented at the Annual Meeting for each share of Common Stock owned by that stockholder at the close of business on the Record Date. Therefore, if you owned 100 shares of Common Stock at the close of business on March 22, 2010, you can cast 100 votes for each matter properly presented at the Annual Meeting. Stockholders do not have a right to cumulate their votes for directors.
Quorum
     The presence at the Annual Meeting of a majority of Common Stock issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy, will constitute a quorum, permitting us to conduct business at the Annual Meeting. As of the Record Date, there were 51,872,079 shares of Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. Thus, the presence of the holders of Common Stock representing at least 25,936,041 shares will be required to establish a quorum. If less than a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, the holders of a majority of the shares actually represented may adjourn the Annual Meeting to another date, time and place.
     Pursuant to Delaware law, proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum. Abstentions are counted as present and entitled to vote and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. However, a broker non-vote on a matter is considered as not entitled to vote on that matter and thus is not counted as a vote cast in determining whether a matter has been approved.

     A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, during the Annual Meeting and during the ten day period prior to the Annual Meeting.
NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
     Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials via the Internet. We believe that the “notice and access” process will expedite the receipt of proxy materials, reduce our printing and mailing expenses and reduce the environmental impact of producing materials required for the Annual Meeting. A Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to most of our registered stockholders and beneficial owners. The Notice contains instructions on how to access the proxy materials on the Internet, how to vote, and how to request printed copies.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2010
Our 2009 Annual Report on Form 10-K and this Proxy Statement are available at http://investor.sfngroup.com
How to vote
     Depending on how you hold your Common Stock, there are several ways in which you may vote:
•	Vote by Telephone. You may vote by telephone by following the instructions included with the Notice. The deadline for voting by telephone is 11:59 p.m. (Eastern Daylight Time) on May 17, 2010. For those “street name” stockholders (stockholders whose shares are held through a broker or nominee) who wish to vote by telephone, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by telephone.

•	Vote on the Internet. You may vote electronically through the Internet by following the instructions included with the Notice. The deadline for voting electronically using the Internet is 11:59 p.m. (Eastern Daylight Time) on May 17, 2010. For those “street name” stockholders who wish to vote by using the Internet, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote using the Internet.

•	Vote by Proxy Card. You may vote by Proxy Card if you request proxy materials, which include a Proxy Card, as set forth in the Notice.

•	Attend the Annual Meeting in person. Any stockholder may attend the Annual Meeting in person and vote their shares in person; however, if you are a “street name” stockholder and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

•	401(k) Plan stockholders. If you participate in SFN’s 401(k) plan, you may vote the amount of shares of Common Stock credited to your account as of the Record Date. You may vote by instructing JPMorgan Chase Bank N.A., the trustee of the 401(k) plan, pursuant to the instruction card being delivered with this Proxy Statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions if received by May 14, 2010. If you do not send timely instructions, the nonvoted whole and fractional shares will be voted by the trustee in the same proportion that it votes the whole and fractional shares for which it did receive timely voting instructions.
     No matter what method you ultimately decide to use to vote your Common Stock, we urge you to vote promptly.

Changing your vote
     You may change your vote at any time before your proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date; however, no such revocation or subsequent proxy will be effective unless and until written notice of the revocation or subsequent proxy is received by us at or prior to the Annual Meeting.
     For 401(k) shares, you may revoke previously given voting instructions on or before May 14, 2010 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.
The Board’s recommendations
     The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:
•	“for” election of the nominated Class II directors (see Item 1)

•	“for” election of the nominated Class III director (see Item 2)

•	“for” an amendment to the Company’s Rights Agreement (see Item 3); and

•	“for” ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2010 fiscal year (see Item 4).
     Unless you give other instructions, the persons named proxy holders will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
Required vote for approval
     Election of Directors. The affirmative vote of a plurality of the votes of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.
     Other Items. For each other item, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted as representing a share or shares represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.
     “Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, such as the ratification of the selection of our independent registered public accounting firm. Under recent NYSE rule changes, a broker does not have the discretion to vote on the election of directors and, as a result, any broker that is a member of the NYSE will not have the discretion to vote on the election of directors. Furthermore, a broker does not have the discretion to vote on the amendment to the rights agreement. A broker non-vote will have no effect on the proposals.

CORPORATE GOVERNANCE AND BOARD MATTERS
General
     There are currently nine members of the Board:

James J. Forese, Chairman Steven S. Elbaum William F. Evans Roy G. Krause J. Ian Morrison David R. Parker Barbara Pellow Anne Szostak A. Michael Victory
     Pursuant to this Proxy Statement, there is a proposal to elect a tenth Board member, Lawrence E. Gillespie, to the Board.
     The Board held six meetings during the fiscal year ended December 27, 2009 (“Fiscal 2009”). All directors attended at least seventy-five percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during Fiscal 2009. We do not have a formal policy regarding attendance by members of the Board at the annual meeting of stockholders, but we encourage directors to attend and historically, most have done so. At our last annual meeting of stockholders, held on May 18, 2009, all of our directors attended. The Board has the ability to retain outside advisors as it deems necessary in the performance of its duties.
Board Committees
     The standing committees of the Board include: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The following table sets forth Committee memberships as of the date of this Proxy Statement.

Corporate
	Audit	Compensation	Governance and Nominating
Director	Committee	Committee	Committee
James J. Forese			**
Steven S. Elbaum	*		*
William F. Evans	**		*
Roy G. Krause
J. Ian Morrison		*	*
David R. Parker	*		*
Barbara Pellow		*	*
Anne Szostak		**	*
A. Michael Victory		*	*

*	Member

**	Chair
     The functions of the Audit Committee and its activities during Fiscal 2009 are described below in the Audit Committee Report. The Audit Committee held 14 meetings during Fiscal 2009. All members of the Audit Committee are “independent” within the meaning of the listing standards of the NYSE and meet financial literacy and management expertise requirements. Chairman William F. Evans has been designated by the Board as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended. The charter of the Audit Committee is available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.

     All members of the Compensation Committee are “independent” within the meaning of the listing standards of the NYSE. The Compensation Committee grants stock and equity-linked awards, determines and approves, in consultation with the other independent directors, the Chief Executive Officer’s (“CEO”) annual compensation, evaluates the performance and approves the compensation of our executive officers including our Named Executive Officers (as defined on page 10), administers our equity-based plans, and reviews and makes recommendations to the Board concerning compensation for directors and approval of compensation plans requiring stockholder approval. For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see the Compensation and Discussion Analysis elsewhere in this Proxy Statement. The Compensation Committee held five meetings during Fiscal 2009. The charter of the Compensation Committee is available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.
     The Corporate Governance and Nominating Committee is comprised of all of the independent, non-employee directors and meets regularly in executive session without the presence of the CEO or other management. These executive sessions are presided over by the Committee’s Chairman who is selected annually by the Board. During Fiscal 2009, James J. Forese, as the Committee’s Chairman, presided over the executive sessions. The primary functions of the Corporate Governance and Nominating Committee include (i) developing and recommending to the Board a set of corporate governance guidelines; (ii) reviewing and recommending to the Board roles and compositions of the various Board committees; (iii) evaluating the performance of the Board; (iv) evaluating the performance of senior management; and (v) identifying and recommending nominees for election as directors. The Corporate Governance and Nominating Committee held four meetings during Fiscal 2009. The charter of the Corporate Governance and Nominating Committee is available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to the Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.
Director Independence; Board Leadership Structure
     The provisions of our Governance Principles regarding director independence meet the listing standards of the NYSE. A copy of our Governance Principles is also available on our website at www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. The Board has determined that all of its members, and Lawrence E. Gillespie, a nominee for election, are “independent” within the meaning of these standards, with the exception of Roy G. Krause, who is also our President and Chief Executive Officer. The Board has determined that each independent director and nominee has no material relationship with the Company, other than in their capacity as an independent director and stockholder.
     The positions of Chairman and Chief Executive Officer are separate at SFN, in accordance with our Governance Principles adopted by the Board. James J. Forese serves as our Chairman and Roy G. Krause serves as our President and Chief Executive Officer. The Board believes that this segregation avoids conflicts that may arise as the result of combining the roles, and effectively maintains independent oversight of management.
Director Selection Process
     The Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Committee has also retained, from time to time, a third-party executive search firm to identify candidates upon request of the Committee. A stockholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. The Corporate Governance and Nominating Committee will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our Restated By-laws relating to stockholder nominations as described in “Stockholder Proposals” on page 8.

     Once the Corporate Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the charter of the Corporate Governance and Nominating Committee, including:
•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the prospective nominee’s character and integrity;

•	the prospective nominee’s ability to be free of any conflict of interest; and

•	the prospective nominee’s diversity of experience, background, gender, race and age.
     The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.
Board Compensation
     Non-employee directors receive an annual retainer. The annual retainer is determined by the Board each year and is effective for a twelve-month period. Prior to 2009, that twelve-month period commenced on July 1st of each year. Beginning in 2009, that twelve-month period commenced on the date of the Board meeting coinciding with the Company’s annual meeting. For 2009, this twelve-month period commenced on May 20, 2009. The Board may designate the manner in which the annual retainer shall be payable including, but not limited to, in cash, in shares of our Common Stock or in any combination thereof, and may permit up to 100% of the annual retainer to be deferred and paid to the directors in the form of Restricted Stock Units with a voluntary deferral feature (“RSUs”). The annual retainer payable to each non-employee director is currently set at $35,000. The Chairman of the Board receives an additional annual retainer in the amount of $125,000 payable in cash, RSUs or stock options, at the election of the Board. In 2009, the Board elected to pay the Chairman in cash. In addition, the Chairpersons of the Audit and Compensation Committees receive an additional annual retainer in the amount of $20,000, payable in cash.
     Additionally, non-employee directors are compensated at the rate of $2,000 per Board meeting attended and $1,500 per Committee meeting attended, each payable in cash. Directors are reimbursed for expenses incurred by them in connection with our business. In addition, Messrs. Evans, Morrison and Victory participate in certain of our health benefit plans for which they pay a premium to the Company.
     In 2009, each non-employee director was entitled to receive an annual grant of RSUs in an amount equal to $50,000 based on the value of the underlying Common Stock, vesting on the first anniversary of the date of grant. In 2009, twelve thousand nine-hundred twenty (12,920) RSUs were granted to each non-employee director on May 20, 2009 and will vest on May 20, 2010. Commencing in 2010, the annual grant of RSUs was increased to an amount equal to $75,000.
     All grants of Common Stock to non-employee directors are subject to a cap of 30,000 shares in any fiscal year, pursuant to our 2006 Stock Incentive Plan.
     Non-employee directors are required to meet certain stock ownership guidelines. Each is required to own and hold a minimum of 10,000 shares of our Common Stock. Vested Deferred Stock Units (“DSUs”) and vested RSUs count toward this requirement. All of our current directors have met the stock ownership requirement. New directors have two years from the time of election to the Board to meet this requirement.
     Prior to July 2006, director retainers payable in shares of our Common Stock, and annual director grants, were in the form of DSUs in accordance with the Deferred Stock Plan.

     The table below shows the total cash paid and equity-based compensation awarded in 2009 to each of our non-employee directors during 2009.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($) (1)	($)
James J. Forese	$220,000	$50,000	$270,000
Steven S. Elbaum	$72,500	$50,000	$122,500
William F. Evans	$99,500	$50,000	$149,500
J. Ian Morrison	$60,500	$50,000	$110,500
David R. Parker	$76,500	$50,000	$126,500
Barbara Pellow	$62,000	$50,000	$112,000
Anne Szostak	$80,500	$50,000	$130,500
A. Michael Victory	$59,000	$50,000	$109,000

(1)	RSUs were granted on May 20, 2009, with a grant date fair value of $3.87 per share, and vest on May 20, 2010. The aggregate number of DSUs and RSUs held by the non-employee directors at the end of Fiscal 2009 were: James J. Forese, 15,463 DSUs, all of which were vested and deferred, and 33,805 RSUs, of which 20,885 were vested and deferred; Steven S. Elbaum 77,238 DSUs, all of which were vested and deferred, and 44,904 RSUs, of which 31,984 were vested and deferred; William F. Evans 20,494 DSUs, all of which were vested and deferred, and 33,805 RSUs, of which 20,885 were vested and deferred; J. Ian Morrison 20,494 DSUs, all of which were vested and deferred, and 33,805 RSUs, of which 20,885 were vested and deferred; David R. Parker, 10,051 DSUs, all of which were vested and deferred, and 33,805 RSUs, of which 20,885 were vested and deferred; Barbara Pellow 12,920 RSUs, none of which were vested; Anne Szostak, 7,576 DSUs, all of which were vested and deferred, and 28,491 RSUs, of which 15,571 were vested and deferred; A. Michael Victory, 12,920 RSUs, none of which were vested. Although no option awards were granted to directors during Fiscal 2009, the aggregate number of option awards held by the non-employee directors at the end of Fiscal 2009 were: 5,000 vested shares for James J. Forese; 78,111 vested shares for Steven S. Elbaum; 35,738 vested shares for William F. Evans; 35,738 vested shares for J. Ian Morrison; 5,000 vested shares for David R. Parker; 0 shares for Barbara Pellow; 0 shares for Anne Szostak; 35,738 vested shares for A. Michael Victory.
Certain Relationships and Related Transactions
     We did not have any related party transactions, as described in Item 404(a) of Regulation S-K, during Fiscal 2009. Our policy, pursuant to our Governance Principles and our Code of Business Conduct and Ethics, is to not enter into any transaction that would require disclosure under Item 404(a) of Regulation S-K. If such a transaction were to arise, we would require approval of the full Board, excluding any interested directors.
Corporate Governance Guidelines, Board Oversight of Enterprise Risk, and Code of Ethics
     The Board has adopted a set of Governance Principles, which provide a framework within which the Board and its Committees direct the affairs of the Company. The Governance Principles address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest, among other matters. The Governance Principles are available on our website at http://www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.
     The Board has overall responsibility for risk oversight, with a focus on the most significant risks facing the Company. In accordance with our Governance Principles, the Board assesses major risks facing the Company, and reviews options for their mitigation. In order to facilitate this assessment and review, management conducts an enterprise risk assessment at the beginning of each year. The risk assessment is enterprise-wide, and has been developed to identify, assess and prioritize the Company’s key risks, including potential magnitude and likelihood of each risk, as well as consider mitigation initiatives to manage those risks. Executive management and key functional heads are surveyed to develop this information. Our Director of Internal Audit, who reports directly to the Chairman of the Audit Committee, coordinates this assessment and review. The results of the assessment are reviewed and discussed with the Audit Committee and the full Board, and management and the Board agree upon risk prioritization and mitigation measures for the coming year.

     We also have a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors and a separate Code of Ethics for Chief Executive Officer and Senior Financial Officers, which is applicable to the principal executive officer, the principal financial officer and the vice president of finance. Both the Code of Business Conduct and Ethics and the Code of Ethics for Chief Executive Officer and Senior Financial Officers are available on our website at http://www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section, and a copy may be obtained by written request to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. We intend to post amendments or waivers, if any, to the Code of Business Conduct and Ethics (to the extent applicable to our principal executive officer, principal financial officer or vice president of finance) and waivers to the Code of Ethics for Chief Executive Officer and Senior Financial Officers at this location on our website.
Communication with the Board
     Any stockholder or other interested party who wishes to communicate with the Board, a committee of the Board, the non-management directors as a group or any member of the Board (including our non-executive chairman and presiding director), may send correspondence to our Corporate Secretary at SFN Group, Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida, 33309. Our Corporate Secretary will submit all stockholder correspondence relating to material matters affecting the Company to the Board, committee of the Board, the presiding director, non-management directors as a group or individual member, as the case may be.
Stockholder Proposals
     As more specifically provided in our Restated By-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered proper notice to us not less than 50 days nor more than 75 days prior to the scheduled date of the annual meeting. Accordingly, as our Restated Bylaws state that our annual meeting be held on the third Tuesday of May each year, unless otherwise determined by the Board, any stockholder proposal to be considered at the 2011 Annual Meeting must be properly submitted to us not earlier than March 3, 2011 nor later than March 28, 2011. Stockholders desiring to suggest qualified nominees for director positions should submit the required information to our Corporate Secretary within the same time period. Detailed information for submitting stockholder proposals or recommendations for director nominees will be provided to you if you make a written request to our Corporate Secretary, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a proposal included in our Proxy Statement. For the 2011 Annual Meeting, under the Commission’s requirements, any stockholder proposals and recommendations for director nominees must be received by our Corporate Secretary no later than December 9, 2010 in order to be included in our 2011 Proxy Statement.

EXECUTIVE COMPENSATION
Compensation Committee Governance
     Charter. The Compensation Committee’s charter is available on our website at http://www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section.
     Scope of authority. In accordance with the Compensation Committee Charter, the Committee is responsible for the following:
•	Participating in the development and approval of the compensation philosophy and policies;

•	Reviewing and approving corporate goals and objectives with respect to compensation for the Chief Executive Officer and other senior officers, consistent with our business strategy, evaluating the officers’ performance in light of those goals and objectives, and based on those evaluations determining their annual and long-term compensation, including salary, bonus, incentive and equity compensation;

•	Administering equity-based plans;

•	Approving adoption of compensation plans not requiring stockholder approval and recommending for Board approval compensation plans requiring stockholder approval;

•	Recommending to the Board compensation for the Board;

•	Reviewing and discussing with management our disclosures under the “Compensation Discussion and Analysis” (the “CD&A”), and based on such review and discussion, making a recommendation to the Board as to whether the CD&A should be included in our Annual Report on Form 10-K and, as applicable, the Company’s proxy statement; and

•	Preparing and publishing a Committee report on executive compensation in our proxy statement.
     Delegation authority. The Compensation Committee may delegate authority to officers or to a subcommittee as it may deem appropriate from time to time. The Committee has delegated to the Chief Executive Officer the ability to award up to an aggregate of 100,000 shares annually under the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) to non-insider new hires, with a maximum of 25,000 shares for any individual.
Compensation Committee Interlocks and Insider Participation
     The 2009 Compensation Committee was comprised of Anne Szostak (Chairperson), J. Ian Morrison, Barbara Pellow and A. Michael Victory. None of these Committee members have ever been an officer or employee of SFN or any of our subsidiaries and none of our executive officers has served on the compensation committee or Board of Directors of any company of which any of our other directors is an executive officer.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, with management and based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K, as applicable, and the Company’s proxy statement.
BY THE COMPENSATION COMMITTEE,
     Anne Szostak, Chairperson
     J. Ian Morrison
     Barbara Pellow
     A. Michael Victory

Compensation Discussion and Analysis
Overview
     This Compensation Discussion and Analysis describes and analyzes the material elements of our compensation policies and decisions with respect to each of our executive officers listed in the “Summary Compensation Table” on page 20. This discussion focuses on our 2009 programs, but also refers to 2010 compensation decisions where we believe that background will enhance our stockholders’ understanding of our programs and compensation philosophy. As reference, our named executive officers for 2009 (“NEOs”) are:
•	Roy G. Krause — President and Chief Executive Officer;

•	Mark W. Smith — Executive Vice President and Chief Financial Officer;

•	William J. Grubbs — Executive Vice President and Chief Operating Officer; and

•	John D. Heins — Senior Vice President and Chief Human Resources Officer.
Executive Summary
     The staffing and recruiting industry, of which we are a leader, again faced numerous challenges in 2009. Our business is subject to cyclical factors, and the broad economic decline that began in the latter part of 2008 and continued into 2009 led to reduced demand not only for our Company but also for others in our industry.
     This economic decline had a negative impact on our financial results. We experienced lower business volumes from customers across all service lines and skill categories due to the weak economic conditions that occurred during 2009. We reduced our costs in response to economic conditions but were not able to reduce them enough to meet our earnings goals. As the year progressed, we continued to focus on managing our expenses, improving operating productivity, and on improving our cash flow position. As business volumes increased in the latter part of the year, we were able to increase our adjusted earnings before interest, taxes, depreciation and amortization from continuing operations (“EBITDA”)1 margins.
     The results described above are reflected in various aspects of our compensation programs for executives. The following items clearly demonstrate our philosophical commitment to link executive rewards to performance:
•	Our NEOs did not receive salary increases in 2009 due to the economic conditions, and our NEOs will not receive merit-based salary increases in 2010. In fact, our NEOs received a temporary pay reduction during 2009 equal to 6% of their annual salary. One executive’s base salary was adjusted in 2010, however, to align it more closely with market.

•	Because we did not achieve our 2009 adjusted earnings per share from continuing operations (“EPS”)[2] goals, no executive annual incentives were earned or paid with respect to the 80% of the target opportunity that was EPS based. However, we had strong performance for our Operational Objectives goals, on which the remaining 20% of target awards were based, and paid that portion of annual incentives at 149% of target.

[1]	Adjusted earnings before interest, taxes, depreciation and amortization from continuing operations is a “non-GAAP financial measure” as defined by SEC rules. The calculation excludes certain non-operating related charges, such as charges related to restructuring and goodwill and other intangible impairments. Please refer to our Form 10-K for further information on this measurement.

[2]	Adjusted earnings per share from continuing operations is a “non-GAAP financial measure” as defined by SEC rules. The calculation excludes certain non-operating related charges, such as charges related to restructuring and goodwill and other intangible impairments. Please refer to our Form 10-K for further information on this measurement.

•	The performance-based RSU awards granted in 2009 to our executive officers (and other participants) were earned at 26% of target, based on the degree to which the EBITDA margin goal was achieved.

•	The decline in our stock price in 2008 and early 2009 and share management practices contributed to equity-based grants for our executive officers in 2009 with grant-date fair values that were lower than their 2008 awards.
     The remainder of this CD&A describes the following aspects of our executive compensation programs in greater detail:
•	Compensation philosophy and objectives

•	Oversight of executive compensation programs

•	Key compensation elements (including benchmarking)
Compensation Philosophy and Objectives
     We operate in a highly-competitive industry and business environment. As such, our executive compensation programs are designed to help us attract and retain executive talent with the requisite and unique competencies and skills to operate successfully, and are focused on motivating our executives to increase stockholder value for our investors. We believe that it is important to have solid, yet flexible programs that can adapt as necessary to a changing economic climate.
     The fundamental principles of our programs are to:
•	Provide competitive total pay opportunities: We believe that having market-competitive programs is critical to ensuring that we can attract a talented team of senior management who can help us accomplish our business objectives. For this reason, we establish target pay opportunities at the median of the market compared with our industry peers (as described below).

•	Emphasize “pay for performance”, and thereby link rewards to results achieved: Both SFN management and the Compensation Committee strongly believe a meaningful portion of executives’ pay opportunities should be based on performance, rather than tied to fixed pay such as base salary or benefits. Actual amounts received should be based on challenging Company and individual financial and operational performance targets, and should vary substantially based on the degree to which we achieve these goals. Further, the portion of pay opportunities based on performance should increase as an executive’s overall responsibilities increase.

•	Align the interests of SFN’s senior management with those of our investors: We believe that denominating a significant portion of total pay opportunities in the form of equity-based awards motivates our executives to enhance the value of our shares for our investors, and that our stock ownership requirements further support the alignment we want to achieve.

•	Recognize the importance of retaining our senior management: As noted, we operate in a highly-competitive business environment. For this reason, our programs also contemplate that we may make periodic equity-based awards designed to enhance our ability to retain those executives with the knowledge and experience necessary to accomplish our business strategy and objectives.

Oversight of Executive Compensation Programs
Committee’s Role
     The Compensation Committee of the Board is responsible for approving the compensation programs for key executives and making specific decisions regarding their pay opportunities and actual amounts awarded. The Committee, which includes only independent directors, recognizes the importance to our investors of having sound processes for developing and administering compensation and benefit programs. The Committee establishes and administers our policies and related programs and procedures for annual and long-term executive and director compensation, reviews and approves additions or changes to employee benefit programs, and assesses our organizational structure and development of executives. As noted elsewhere in this Proxy Statement, additional details about the Committee’s duties are outlined in its charter which can be found on our website.
     The Compensation Committee determines the compensation for all of our NEOs. The Compensation Committee makes decisions about CEO compensation in consultation with the other independent members of the Board, and after a detailed review of the CEO’s performance.
     Based upon the Compensation Committee’s review of our compensation design features, and our applied compensation philosophies and objectives, the Compensation Committee determined, in consultation with its independent compensation consultant, Hewitt Associates (“Hewitt”), that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.
Independent Compensation Consultant
     The Compensation Committee has retained Hewitt since 2006 as its independent compensation consultant to assist with executive and director compensation matters. In this capacity, Hewitt reports directly to the Committee chair, and as necessary communicates directly with the Committee without management present. Hewitt also works with management regarding various proposals, as directed by the Committee. Hewitt representatives generally attend all regularly-scheduled meetings of the Committee, and participate in executive sessions as requested.
     During 2009, the scope of services provided by Hewitt included competitive benchmarking analyses of executive compensation programs, assistance regarding the design of the annual and long-term incentive programs, consulting regarding proxy statement preparation, review of management prepared total compensation analyses (i.e. tally sheets, as further described below), and an assessment of outside director compensation. Hewitt also reviewed our severance and change-in-control agreements, assisted with revising our executive stock ownership requirements, helped us develop a “clawback” policy, and reviewed select governance practices in place at our peer companies, as well as conducted various analyses related to the design of these programs.
     In April 2009, SFN also hired Hewitt to provide health and welfare benefit administration services to our employees under a multi-year contract. This decision was recommended by SFN management, but required the prior approval of the Committee to ensure that any potential impact on the independence of Hewitt was fully and carefully considered. During 2009, Hewitt had no other relationship with SFN that would have any potential impact on Hewitt’s independence.
     In November 2009, the Committee ratified Hewitt as its independent executive compensation consultant for 2010. As was the case in 2009, any proposed engagements of Hewitt by SFN management require prior approval by the Committee chair so that any potential impact on the independence of Hewitt can be considered.
     In February 2010, Hewitt divested a portion of its executive compensation consulting practice into a separate and independent entity named Meridian Compensation Partners. The Hewitt consultants who work with SFN either have already joined Meridian, or will do so in the future.

Role of Executive Officers
     The CEO and other NEOs have no role in recommending or setting their own compensation. The CEO, with input from the Chief Human Resources Officer, makes recommendations for compensation for his direct reports (including base salary, target incentive levels, actual incentive payouts, and long-term incentive grants), and provides input on their performance. He also provides input regarding financial and operating goals and metrics, as well as executive compensation policies and procedures. The Chief Human Resources Officer also provides input regarding the anticipated and actual impact of policies and programs on the Company and its executives. The Chief Financial Officer certifies to the Compensation Committee that financial performance goals have, or have not, been met relative to our annual incentive plan and performance-based equity grants. The Committee considers, discusses, modifies as appropriate, and takes action on such proposals as are presented for review.
Key Compensation Elements
     Our executive compensation programs include the following direct elements:
•	Base salaries

•	Annual incentive awards paid in cash

•	Long-term incentive awards denominated in equity
     We also provide indirect compensation in the form of health and welfare benefits, deferred compensation, and post-employment benefits.
Benchmarking
     To determine compensation opportunities for our NEOs, SFN has compared its compensation to competitive firms and the service industry consistently for several years. In 2009, Hewitt benchmarked target pay opportunities for our senior officers against target executive pay as disclosed in the proxy statements of our key competitors in the staffing and recruiting industry. Hewitt also reviewed general industry data from Hewitt’s proprietary database.
     The staffing and recruiting comparator group companies viewed by the Compensation Committee as appropriate comparators for benchmarking purposes based on volume as well as product and service offerings are listed below. The Committee periodically reviews the peer group, and in 2009 approved changes to the group to ensure that it better reflects the type of companies with whom SFN competes for executive talent. Administaff and Ciber were deleted from the peer group due to the difference in their business focus. Adecco and Comsys IT were added to the group based on similarity of business models and better reflecting the market for executive talent.

Adecco	Hudson Highland Group, Inc.	MPS Group, Inc.
CDI Corporation	Kelly Services, Inc.	On Assignment, Inc.
Comsys IT	Kforce Inc.	Resource Connection, Inc.
Robert Half International	Manpower Inc.	TrueBlue, Inc.
Volt Information Services, Inc.
     We define the “market” as the size-adjusted 50th percentile of the data, based on total revenues. SFN’s 2008 revenues of approximately $2 billion were between the average and median of the peer companies ($1.4 billion and $5.4 billion, respectively).
     We focus on target pay opportunities, rather than actual plan payouts, to establish our pay structure. We provide target pay opportunities for our senior management approximately at market, but this may vary somewhat by individual based on a subjective assessment of factors such as experience, tenure, performance, expected contribution to future results, historical compensation levels, and retention concerns. In determining the amounts of each compensation component for senior management, we consider how the various components of pay compare to market as well as how they contribute to total compensation opportunities. Pay decisions are made based on a combination of market data, internal equity, individual performance, and Company performance.

     During 2009, the Committee reviewed tally sheets prepared by management for each of our NEOs. The tally sheets describe the total dollar value of each NEO’s annual compensation opportunities, including the value of salary, short and long-term incentive compensation and the costs incurred by the Company to provide various health and insurance benefits to our NEOs. The tally sheets also describe the mix of compensation, the stock awards and their accumulated realized and unrealized stock gains, and the amounts the NEOs will receive if they leave the Company under various circumstances (such as retirement, termination without cause, death or disability, change in control, or termination in connection with a change in control).
     The tally sheet review ensures that the Committee is able to make informed decisions regarding the impact on executive officer compensation of changes it considers. These sheets provide insight into the compensation opportunities available to our executive officers (by component and in total), the motivational and retention aspects of outstanding equity plan awards, and the potential obligations that could become payable under a variety of possible employment termination scenarios.
Base Salaries
     SFN believes that offering competitive base salaries is necessary to recruit and compensate senior executives (as well as other employees) for their daily efforts.
     Base salary levels also play a critical role in our compensation programs because they impact the value of various other compensation and benefit elements. Specifically, target annual incentives are established as a percentage of base salary, and various employee benefits and severance benefits also are impacted by salary levels.
     In early 2009 the Compensation Committee concluded that it would not be appropriate to approve salary increases for our NEOs in light of overall economic conditions as well as our business results. For this reason, their 2009 salary rates of $660,000 for Mr. Krause, $364,000 for Mr. Smith, $420,000 for Mr. Grubbs, and $284,000 for Mr. Heins, are the same as their 2008 salary rates. Actual salaries paid to our NEOs in 2009, however, as outlined in the Summary Compensation table on page 20, reflect a temporary 6% pay reduction from the 2009 salary rate.
     As noted earlier, none of our NEOs will receive merit increases in 2010, in light of continued difficult economic conditions. One NEO, Mr. Grubbs, did receive a salary adjustment from $420,000 to $445,000, to more closely align his pay with market levels.
Annual Incentives
     Our annual incentive plan provides rewards that are payable in cash when we achieve specified goals for key financial and operational measures.
     The ranges of award opportunities (expressed as dollar amounts) for the NEOs are shown in the Grants of Plan-Based Awards Table. Target awards as a percentage of base salary for all NEOs remained at the same levels in 2009 as for 2008 (i.e. 100% for Mr. Krause, 80% for Mr. Grubbs and Mr. Smith, and 60% for Mr. Heins). Based on our competitive analysis, these target opportunities, when coupled with base salary levels, result in target cash compensation opportunities for our NEOs that are competitive.
     The 2009 annual incentive opportunity was conditioned on achievement of the following metrics:
•	Earnings Per Share — 80% weight

•	Operational Objectives — 20% weight
     EPS was selected by the Compensation Committee as the primary performance metric for the annual incentive plan because it is a key indicator of success, reinforces the need for profitable growth, and effectively aligns management with our stockholders. Our industry is cyclical, and our results are influenced by economic and labor market cycles that are not always predictable. We believe that it is important to focus plan participants on achieving our earnings goals in the face of challenging economic conditions, and that this is critical to our goal of creating value for our stockholders.

     Specific EPS targets and related payouts for 2009 were as follows. Note that payouts would be interpolated for performance results between the levels shown.

		Payout as
Performance Level	EPS	% of Target
Maximum	$0.50	200%
Target	$0.24	100%
Threshold	$0.04	10%
Below Threshold	<$0.04	0%
     The Committee also believes that stockholder value can be increased by balancing financial measures like EPS with other measures that reflect the degree to which SFN management successfully executes on goals associated with service excellence, employee turnover and core values. For this reason, selected Operational Objectives serve as the remaining key element of our annual incentive plan, and collectively are weighted at 20%.
     The three key Operational Objectives for 2009, each of which is weighted equally, are described below:
(1)	Customer satisfaction as measured by our Candidate, User & Enterprise (CUE) Scorecard system;

(2)	Voluntary turnover among key employees; and

(3)	Employee satisfaction as measured via our annual culture survey (i.e. core values).
Threshold, target and maximum goals and actual results for each of these measures are indicated below:

	CUE Scorecard	Key Employee		Payout as % of
Performance Level	Service Excellence	Voluntary Turnover	Core Values	Target
Maximum	4.78	14.3%	6.10	200%
Target	4.35	20.8%	4.54	100%
Threshold	3.97	24.0%	4.00	50%
Below Threshold	<3.97	>24.0%	<4.00	0%

			Actual Results:	149%
     2009 results. Payouts for 2009 were based on EPS and Operational Objectives results. As noted earlier, we did not achieve our EPS threshold, as EPS for 2009 was $0.00. As such, no awards were paid for that component of our plan.
     However, based on performance results for the various Operational Objectives goals, the Compensation Committee approved payouts for that component at 149% of target. The percentage payout was based on actual Operational Objectives.
     At the February 15, 2010 Compensation Committee meeting, cash incentive payments relating to Fiscal 2009 performance were approved in accordance with the plan terms. These are shown in the non-equity incentive plan compensation column of the Summary Compensation Table on page 20 of this Proxy Statement.
     2010 performance measures. Our annual incentive plan for 2010 will retain EPS goals as the key financial metric, weighted at 80%. The remaining 20% of our target awards will be linked to Operational Objectives deemed important to our business success. These goals again reflect the high value SFN places on service excellence, voluntary employee turnover and core values. For 2010, target awards as a percentage of base salary for all NEOs remain at the same levels as for 2009 (i.e. 100% for Mr. Krause, 80% for Mr. Grubbs and Mr. Smith, and 60% for Mr. Heins).

Long-term Incentives
     Purpose
     As part of our compensation programs, we provide long-term incentives that we believe are competitive and necessary to attract and retain talented executives. These awards historically have been denominated in equity because we believe that doing so aligns our executives’ interests with those of our stockholders. Long-term incentive awards also tie a substantial portion of compensation to longer-term performance and foster teamwork among our senior management.
     Program Design
     Long-term incentives were awarded in three forms to senior management in 2009: (1) Stock options, (2) performance-based RSUs based on achieving an EBITDA margin goal , and (3) time-based RSUs. We believe that stock options provide an appropriate reward because our executives only realize gains from these grants when our stockholders benefit from subsequent stock price increases. We view the performance-based RSUs as an effective way of driving the financial success of the Company because our executives only realize value when we achieve our pre-determined performance goals. We included time-based RSUs in our programs for 2009 because we viewed it as critical to ensure the continuity of our management team in the face of the numerous business and industry challenges we face in this economic climate.
     In addition, we implemented a “career shares” program, within the context and guidelines of the 2006 Plan, to support our goal of retaining our senior management during this critical and challenging time. Based on economic considerations, the decline in SFN’s stock price, the resulting decline in the value of executives’ stock holdings and the corresponding lack of related “retention” potential of outstanding grants, the Compensation Committee concluded that it was important to make selective grants of time-based RSUs to key individuals (career shares). The purpose of these grants is to provide a deferred compensation benefit and to address retention concerns.
     Timing of Grants
     Stock option and RSU grant amounts were discussed at the February 2009 Compensation Committee meeting and finalized and granted on February 17, 2009, the date of the subsequent Board meeting. As is the Company’s usual practice, the grant stock option strike price was set as the closing price on the day of the grant. While the CEO participated in setting the date of the Board meeting several months in advance, no member of senior management influenced the timing of the grant date and the setting of the meeting was not made so as to time option grants in coordination with the release of material information.
     How Award Sizes were Determined
     The 2009 targeted long-term incentive values were below the comparable median values granted at peer companies, as indicated by the annual benchmarking report provided by Hewitt. Although we typically size our awards based on guidelines developed using peer group data and with the support of any other market information provided by Hewitt, 2009 presented a unique challenge in this regard. We usually target the size-adjusted market median for long-term incentive opportunities, but allow actual award sizes to vary from the market median based on our assessment of an individual’s performance, potential, impact on the business and retention concerns. However, given stock price declines and the overall economic situation, award sizes for 2009 also reflected other factors such as overall affordability, share usage, and the value of outstanding shares from prior grants. Stock options were valued utilizing the Black-Scholes-Merton methodology, and both time-and performance-based RSUs were valued based on the Company’s closing stock price on the date of grant.
     In addition to measuring share usage according to our guideline grant ranges, we also monitor share usage by periodically assessing our grant practices relative to peers (“burn rate analysis”). Our historical analyses indicate that when adjusting our historical burn rate for known stock grant forfeitures (due to non-achievement of performance-related goals), our actual share usage is consistent with burn rates of our peers.

     Stock Options
     Stock options granted in 2009 have a seven-year term and vest in three equal annual installments beginning with the first anniversary of the grant date.
2009 Performance-based RSUs
     Performance-based RSUs granted in 2009 could be earned according to the schedule shown below. We selected EBITDA as the performance measure for this grant to recognize the importance to our overall success of improving our margins through better cost management. Amounts payable are capped at the target awards granted, with no upside potential and with payouts interpolated on a straight-line basis for performance between the levels indicated. To further encourage retention, any shares earned based on performance results will vest on a pro rata basis over the subsequent three years from the grant date.

	EBITDA	Payout as
Performance Level	Margin	% of Target
Maximum	>2.40%	100%
Target	2.40%	100%
Threshold	1.88%	6.5%
Below Threshold	<1.88%	0%
     As noted earlier, our EBITDA margin for 2009 was 1.99%, which resulted in a payout of awards at 26% of target levels. Accordingly, that portion of the 2009 performance-based RSUs were earned, with the balance being forfeited.
     2010 Long-term Incentive Program
     For 2010, we again made grants of stock options, performance-based RSUs, and time-based RSUs to our senior executives. To balance the focus on EPS in our annual incentive plan, the 2010 performance-based RSUs will again measure our success in achieving EBITDA margin results. We continue to believe that EBITDA margin is an important measure of our ability to manage our cost structure across economic cycles.
     Stock Ownership and Anti-Hedging Policies
     SFN implemented formal stock ownership guidelines for our NEOs at the beginning of 2006, and revised these guidelines in 2009 after review. These guidelines are intended to align executive focus and direction with stockholder interests. The President and Chief Executive Officer is expected to hold Common Stock in an amount equal to five times his annual base salary. Other NEOs are expected to hold Common Stock in an amount equal to three times their annual base salary, and select other employees must hold stock in an amount equal to one times their annual base salary. NEOs have five years to comply with the guidelines as of when they first become subject to them. The guidelines were revised to include unvested RSUs as counting towards the ownership requirements, consistent with typical market practice. They also now include a requirement that executives must hold at least 50% of the net shares acquired upon the exercise of stock options or the vesting of RSUs until the required ownership level has been met.

     As of March 22, 2010, all NEOs were fully compliant with their respective guidelines.
     The Company maintains the following policies regarding hedging of the economic risk of such ownership for the NEOs:
•	Prohibition on trading in the Company’s stock during pre-established “closed window” periods;

•	Prohibition on trading in the Company’s stock during “open window” periods if in possession of material non-public information;

•	Prohibition on trading in the Company’s stock on a short-term basis as described in the Securities and Exchange Commission’s “short-swing profits” rules;

•	Prohibition on “short” sales of the Company’s stock;

•	Prohibition on trading in puts, calls, futures contracts or other forms of derivative securities relating to the Company’s stock; and

•	All transactions involving the Company’s stock must be pre-approved by designated personnel.
     The Company also adopted a Clawback Policy in early 2010 that applies to our NEOs. This policy gives the Committee the discretion to recover benefits or withhold future compensation from annual or long-term incentive plan awards under certain circumstances, including ethical violations, misconduct, or materially restated financial statements resulting from intentional misconduct or negligent acts.
Employment Agreements and Change in Control Agreements
     In General
     We have Executive Employment Agreements and Change in Control Agreements for all of the NEOs. The Employment Agreements provide for at-will employment and severance benefits to the NEOs in return for several provisions benefiting the Company, including confidentiality, non-competition and non-solicitation provisions. The Change in Control Agreements exist to ensure management makes decisions in the best interests of the stockholders in the event of a potential Change in Control. Based on our review, having both types of agreements is competitive within our industry. These agreements further enable us to attract and retain key executives, and afford us meaningful protections through the restrictive covenants they contain. We also believe that providing enhanced severance benefits in the event of a change in control serves the best interests of our stockholders by enabling our executives to evaluate any potential transactions without being unduly influenced about the economic consequences of possibly becoming unemployed should the transaction be completed.
     Employment Agreements
     We entered into employment agreements with Mr. Krause in May 2001 (as amended through December 2008), with Mr. Smith in November 2003 (as amended through December 2008), with Mr. Grubbs in February 2006 (as amended through December 2008), and with Mr. Heins in February 2007 (as amended through December 2008). Under the agreements, employment may be terminated by either party thereto at any time for any reason. However, if we terminate the executive “without cause” (as such term is defined in the agreements), the executive would receive a cash severance payment, payable in a lump sum, in an amount equal to: (i) in the case of Mr. Krause, three times his annual base salary, plus his prorated target annual incentive payment; and (ii) in the case of Messrs. Smith, Grubbs and Heins, the executive’s annual base salary plus a prorated target annual incentive payment.

     Change in Control Agreements
     We also entered into Change in Control Agreements (the “CIC Agreements”) with Mr. Krause in May 2001 (as amended through December 2008), with Mr. Smith in November 2003 (as amended through December 2009), with Mr. Grubbs in February 2006 (as amended through December 2009), and with Mr. Heins in November 2006 (as amended through December 2009). The CIC Agreements provide for certain benefits to be paid upon the occurrence of a Change in Control (as defined in the CIC Agreements), including the vesting of stock options, RSUs and DSUs and certain specified severance payments in the event that the employment of such executive is terminated within 2 years following a Change in Control. Such severance includes a lump sum cash payment in an amount equal to: (i) three times the sum of the executive’s annual salary plus the target annual incentive payment, in the case of Mr. Krause and (ii) two times the sum of the executive’s annual salary plus the target annual incentive payment, in the case of Messrs. Smith, Grubbs and Heins. Consistent with typical market practice for a Chief Executive Officer, Mr. Krause’s agreement contains a provision to reimburse him a gross-up payment for any excise tax imposed under Internal Revenue Code Section 280G as a result of a Change in Control. The agreements for our other executives do not include excise tax gross-up provisions; however, payments to these individuals will be capped or uncapped, whichever results in a greater after-tax benefit to the executive.
     Retirement and Career Savings Plans
     The NEOs are not eligible to participate in the Company’s 401(k) Plan. They are eligible to participate in the Company’s Deferred Compensation Plan.
     Deferred Compensation and Employee Stock Purchase Plan
     The Deferred Compensation Plan represents the sole Company-sponsored savings vehicle available to the NEOs. Investment choices utilize market-based returns, and include a choice to designate deferrals into SFN stock. Once deferrals are made into SFN stock by a Plan participant, the deferrals cannot be transferred and invested in any other investment choice under the Plan. Market-based returns are credited to the NEO’s notional deferred compensation account. No match was awarded to plan participants in 2009 and no other employer money was contributed to the Deferred Compensation Plan. No other qualified or nonqualified retirement plans exist for NEOs at SFN. All employees, including the NEOs, employed for at least six months may annually purchase up to $25,000 in value of SFN stock at a 15% discount to the market through the SFN Employee Stock Purchase Plan, an I.R.S. section 423 Plan.
     Health and Welfare Plans
     The NEOs are eligible for the same health and welfare benefits at the same employee contribution rates as other staff associates in the Company. No special plans are in place to provide any additional health or welfare benefits to our executives.
     Perquisites
     In keeping with our executive compensation program philosophy, we do not provide any perquisites to the NEOs.
     Policy With Respect to $1 Million Deduction Limit and Impact of Accounting Treatment
     The Compensation Committee considers the financial reporting and income tax consequences to the Company when it makes decisions about our executive compensation programs. Overall, the Committee seeks to balance the effectiveness of compensation for the NEOs with the resulting impact on reported earnings as well as deductibility considerations.

     In making its compensation decisions, the Committee has considered that Section 162(m) limits deductions for compensation paid in excess of $1 million. As a result, the majority of the total compensation opportunity for each of our senior management has been designed to qualify as performance-based compensation that is exempt from any limits on deductibility. However, the Committee retains the discretion to design and use compensation elements that may not be deductible under Section 162(m), if in its judgment doing so would be in SFN’s best interests.
Summary Compensation Table
     The following table sets forth the aggregate compensation earned during Fiscal 2009, 2008 and 2007 by President and Chief Executive Officer Roy G. Krause (our Principal Executive Officer or “PEO”), Executive Vice President and Chief Financial Officer Mark W. Smith (our Principal Financial Officer or “PFO”), and the two other most highly compensated executive officers in Fiscal 2009 (collectively, the “Named Executive Officers” or “NEOs”).

					Non-Equity
					Incentive Plan	All Other
Name and Principal		Salary	Stock Awards (1)	Option Awards (2)	Compensation	Compensation (3)	Total
Position	Year	($)	($)	($)	($)	($)	($)

Roy G. Krause,	2009	$621,923	$420,000	$253,320	$197,120	$3,564	$1,495,927
President and Chief	2008	$638,750	$745,200	$588,353	$95,813	$3,701	$2,071,817
Executive Officer	2007	$575,000	$2,644,000	$713,440	$607,600	$3,564	$4,543,604
(PEO)

Mark W. Smith,	2009	$343,000	$350,000	$84,440	$86,972	$810	$865,222
Executive Vice	2008	$358,000	$465,750	$196,118	$42,960	$841	$1,063,669
President and Chief	2007	$337,308	$239,760	$224,734	$285,308	$800	$1,087,910
Financial Officer (PFO)

William J. Grubbs,	2009	$395,769	$350,000	$84,440	$100,352	$8,908	$939,469
Executive Vice	2008	$411,250	$558,900	$222,267	$49,350	$9,842	$1,251,609
President and Chief	2007	$375,577	$301,920	$274,675	$318,065	$5,787	$1,276,024
Operating Officer

John D. Heins,	2009	$267,615	$175,000	$42,220	$50,893	$1,242	$536,970
Senior Vice	2008	$281,250	$155,250	$91,522	$25,313	$841	$554,176
President and Chief	2007	$270,846	$133,200	$121,285	$171,819	$810	$697,960
Human Resources Officer

(1)	These amounts are for grants of RSUs, which entitle the recipient to receive shares of Common Stock at a future date after the recipient has met service requirements or SFN has met financial targets. The holder may elect to accept delivery of the common share underlying an RSU upon vesting or defer delivery until the future. Holders are not eligible to receive dividends on RSUs until receipt of the underlying common share. Amounts reported are based on the aggregate grant date fair value of RSUs granted during the fiscal year. Approximately 17% of the 2009 RSU award was performance-based, and of that portion, 26% was earned. 100% of the 2008 and 2007 RSU awards were performance-based, except for 200,000 time-based RSUs granted to the CEO in 2007. None of the 2008 award was earned, while 100% of the 2007 award was earned. The 200,000 time-based RSUs granted to the CEO will vest in 2010

(2)	Incentive stock options and non-qualified stock options are granted under the 2006 Plan at an exercise price equal to the fair market value of the Common Stock on the dates of grant. The options granted to the NEOs in Fiscal 2009 have a seven-year term and become exercisable over a three-year period in cumulative increments of 33?% per year beginning with the first anniversary of the date of grant. Amounts reported are based on the aggregate grant date fair value of options granted during the fiscal year. We use the Black-Scholes-Merton methodology in calculating the fair value of the options on the grant date. The assumptions used relating to the Fiscal 2009 grants for the NEOs are based on the following: the expected volatility, risk-free rate of return, dividend yield and expected life which were 78.0%, 1.8%, 0%, and 4.5 years, respectively.

(3)	All other compensation is comprised of the imputed economic value of a death benefit provided by us for life insurance on each NEO and the imputed value of medical benefits for Mr. Grubbs.

     The tables on the following pages set forth information regarding grants of plan-based awards during Fiscal 2009, outstanding equity awards at fiscal year-end, stock vested during Fiscal 2009 and nonqualified deferred compensation for each of our NEOs.
Grants of Plan-Based Awards

								All	All
								Other	Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant
								Number of	Number of	or	Date Fair
		Estimated Possible Payouts			Estimated Future Payouts			Shares of	Shares of	Base	Value of
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Stock or	Stock or	Price of	Stock
		Awards (1)			Awards (2)			or	or	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Roy G. Krause		$118,800	$660,000	$1,320,000
	2/17/09				3,250	50,000	50,000	250,000			$420,000	(3)
	2/17/09								300,000	$1.40	$253,320	(4)

Mark W. Smith		$52,416	$291,200	$582,400
	2/17/09				2,145	33,000	33,000	217,000			$350,000	(3)
	2/17/09								100,000	$1.40	$84,440	(4)

William J. Grubbs		$60,480	$336,000	$672,000
	2/17/09				2,145	33,000	33,000	217,000			$350,000	(3)
	2/17/09								100,000	$1.40	$84,440	(4)

John D. Heins		$30,672	$170,400	$340,800
	2/17/09				1,073	16,500	16,500	108,500			$175,000	(3)
	2/17/09								50,000	$1.40	$42,220	(4)

(1)	Represents annual cash incentive plan, the actual payouts of which are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table on page 20.

(2)	Represents awards of performance-based RSUs in Fiscal 2009. A portion of performance awards were forfeited as only 26% of 2009 EBITDA margin goals were met. See the “Compensation and Discussion Analysis” for further information with respect to RSUs granted in Fiscal 2009.

(3)	Amount represents the value of RSUs granted in 2009, calculated using a grant date fair value per share of $1.40.

(4)	Amount represents the value of stock options granted in 2009, calculated using a grant date fair value per share of $0.84, determined as of February 17, 2009. For a description of the assumptions used to arrive at the grant date fair value, see footnote (2) to Summary Compensation Table on page 20.

Outstanding Equity Awards at Fiscal Year-End

						Stock Awards
									Equity	Equity
									Incentive	Incentive Plan
									Plan	Awards:
								Market	Awards:	Market or
	Option Awards (1)							Value of	Number of	Payout Value
		Number of	Number of			Number of		Shares or	Unearned	of Unearned
		Securities	Securities			Shares or		Units of	Shares, Units	Shares, Units
		Underlying	Underlying			Units of		Stock That	or Other	or Other
		Unexercised	Unexercised	Option	Option	Stock That		Have Not	Rights That	Rights That
		Options (#)	Options (#)	Exercise	Expiration	Have Not		Vested ($)	Have Not	Have Not
Name	Grant date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)		(2)	Vested (#)	Vested ($) (2)

Roy G. Krause	10/6/2000	93,750		$11.31	10/6/2010	200,000	(3)	$1,190,000
(PEO)	5/31/2001	93,750		$7.25	5/31/2011	33,334	(5)	$198,337	50,000 (6)	$297,500
	8/9/2002	150,400		$7.95	8/9/2012	100,000	(7)	$595,000
	10/4/2002	125,000		$5.91	10/4/2012	150,000	(8)	$892,500
	12/18/2003	135,000		$9.99	12/18/2013
	2/21/2005	139,000		$7.91	2/21/2015
	2/21/2006	140,000		$10.07	2/21/2016
	2/20/2007	133,333	66,667	$8.88	2/20/2014
	2/19/2008	75,000	150,000	$6.21	2/19/2015
	2/17/2009		300,000	$1.40	2/17/2016

Mark W. Smith	10/6/2000	22,500		$11.31	10/6/2010	20,000	(4)	$119,000
(PFO)	5/31/2001	26,250		$7.25	5/31/2011	9,000	(5)	$53,550	33,000 (6)	$196,350
	8/9/2002	29,436		$7.95	8/9/2012	67,000	(7)	$398,650
	10/4/2002	40,000		$5.91	10/4/2012	150,000	(8)	$892,500
	12/18/2003	70,000		$9.99	12/18/2013
	2/21/2005	56,000		$7.91	2/21/2015
	2/21/2006	50,000		$10.07	2/21/2016
	2/20/2007	42,000	21,000	$8.88	2/20/2014
	2/19/2008	25,000	50,000	$6.21	2/19/2015
	2/17/2009		100,000	$1.40	2/17/2016

William J.	11/15/2005	36,960		$9.03	11/15/2015	11,334	(5)	$67,437
Grubbs	2/21/2006	40,000		$10.07	2/21/2016	67,000	(7)	$398,650	33,000 (6)	$196,350
	2/20/2007	51,333	25,667	$8.88	2/20/2014	150,000	(8)	$892,500
	2/19/2008	28,333	56,667	$6.21	2/19/2015
	2/17/2009		100,000	$1.40	2/17/2016

John D. Heins	10/2/2006	25,000		$7.15	10/2/2013	5,000	(5)	$29,750
	2/20/2007	26,666	11,334	$8.88	2/20/2014	33,500	(7)	$199,325	16,500 (6)	$98,175
	2/19/2008	11,666	23,334	$6.21	2/19/2015	75,000	(8)	$446,250
	2/17/2009		50,000	$1.40	2/17/2016

(1)	Incentive stock options and non-qualified stock options are granted under the 2006 Plan and predecessor plans at an exercise price equal to the fair market value of the Common Stock on the dates of grant. The options granted to the NEOs prior to 2007 have a ten-year term and options granted in 2007 and later years have a seven-year term. The options granted with an option expiration date of August 9, 2012 became exercisable over a two-year period in cumulative increments of 50% per year beginning with the first anniversary of the date of grant. All other options granted become exercisable over a three-year period in cumulative increments of 33?% per year beginning with the first anniversary of the date of grant.

(2)	Value based on the closing price of $5.95 for SFN stock on December 27, 2009.

(3)	Mr. Krause received a grant of RSUs on August 27, 2007 which becomes 100% vested in August 2010.

(4)	Mr. Smith received a grant of DSUs on March 19, 2003 which becomes 100% vested seven years from the date of grant, but was subject to earlier vesting if SFN met certain performance targets. The shares fully vested on March 19, 2010.

(5)	These RSUs represent the unvested portion at fiscal year-end of a grant awarded on February 20, 2007. Vesting was contingent on SFN achieving its 2007 EPS performance threshold. As this threshold was met, the remaining RSUs will vest in February 2010.

(6)	These RSUs were performance-based shares granted on February 17, 2009. Only 26% of performance targets were met and, consequently, 74% of these RSUs were forfeited in February 2010. The earned shares vest ratably on February 17, 2010, 2011 and 2012.

(7)	Time-based RSUs were granted on February 17, 2009, which vest ratably over three years, beginning on February 17, 2010.

(8)	RSUs granted as “career shares” to provide retention incentives. Shares become 100% vested on February 17, 2012.

Stock Vested During Fiscal 2009
     The following table sets forth stock awards that vested during Fiscal 2009. No NEO exercised stock options during Fiscal 2009.

	Stock Awards
	Number of
	Shares Acquired	Value Realized
Name	on Vesting (#)	on Vesting ($)
Roy G. Krause (PEO)	33,333	$51,999	(1)
Mark W. Smith (PFO)	9,000	$14,040	(2)
William J. Grubbs	11,333	$17,679
John D. Heins	5,000	$7,800	(2)
	10,000	$59,700

(1)	Mr. Krause deferred receipt of these RSUs until the end of his employment with SFN.

(2)	Messrs. Smith and Heins each deferred receipt of these RSUs until the earlier of the date his employment with the Company ends or a “Change in Control” of the Company has occurred pursuant to Section 409A of the Internal Revenue Code of 1986.
Nonqualified Deferred Compensation

	Executive		Aggregate	Aggregate Balance
	Contributions in	Aggregate Earnings	Withdrawals/	at Last
	Last Fiscal Year	in Last Fiscal	Distributions	Fiscal Year End
Name	($) (1)	Year($) (2)	($) (3)	($) (4)
Roy G. Krause (PEO)	$176,384	$3,478,205	$0	$5,010,034
Mark W. Smith (PFO)	$55,200	$978,657	$0	$1,413,263
William J. Grubbs	$0	$195,545	$0	$269,442
John D. Heins	$7,800	$43,111	$114	$58,631

(1)	Contributions in the last fiscal year of $124,385 for Mr. Krause and $41,160 for Mr. Smith were from current year salary and annual incentive deferrals reported in the summary compensation table. Contributions also include $51,999 for Mr. Krause, $14,040 for Mr. Smith, and $7,800 for Mr. Heins from the deferred receipt of vested RSUs.

(2)	Aggregate earnings in the last fiscal year include gains (losses) on deferred compensation plan investments and the change in fair value of vested deferred stock grants of $3,012,638 and $465,567 respectively, for Mr. Krause; $772,416 and $206,241 respectively, for Mr. Smith; $195,545 and $0 respectively, for Mr. Grubbs; $0 and $43,111 respectively, for Mr. Heins.

(3)	Represents the value of 73 shares withheld to pay taxes due upon vesting of RSUs in 2009 for Mr. Heins.

(4)	Aggregate balance at last fiscal year includes vested and deferred stock of $633,984 for Mr. Krause, $159,163 for Mr. Smith, and $58,631 for Mr. Grubbs, which were reported prior to 2009 in the Summary Compensation table. The aggregate balance at last fiscal year-end includes employee deferrals of salary or incentives, and company matching contributions of $1,982,636 for Mr. Krause, $376,958 for Mr. Smith, and $108,142 for Mr. Grubbs, which were reported in 2009 or prior to 2009 in the Summary Compensation table. The difference between amounts disclosed in this footnote and the aggregate balance at last fiscal year-end reflects earnings and losses on the contributions, and salary or non-equity incentive deferrals by the executive prior to becoming an NEO, or Company contributions prior to the executive becoming an NEO.

     Deferred Compensation Plan. The Company maintains a deferred compensation plan for highly compensated employees who are not eligible to participate in the Company’s 401(k) plan. As a staffing and recruiting company that employs a large number of temporary workers, IRS regulations limit the amount an employee can earn and participate in the 401(k). Consequently, the only savings plan available to highly compensated employees is the Company’s Deferred Compensation Plan (“DCP”). This plan is not qualified under IRS guidelines and distributions to the employees are taxable income when received. The DCP allows the participant to defer from 1% to 50% of gross base salary and from 1% to 80% of incentive payments, annually. Contributions are not required to be matched by the Company but the Company can elect to make matching contributions. No such matching contributions were made by the Company for Fiscal 2009 and have not been made for several years. Participant deferrals are tracked by the Company and represent a liability of the Company. The employee makes hypothetical investment elections and the individual’s DCP balance reflects investment gains and losses from these hypothetical investments. Participant balances are at risk for market changes and earnings and losses are based on external market data. The participant must elect the distribution method at the time they elect to participate in the plan and these can be changed annually but such changes only apply to subsequent deferrals. Mr. Heins did not participate in the DCP.
     Deferred Stock Plan. Prior to July 2006, DSUs were granted pursuant to the Company’s Deferred Stock Plan. A DSU represents the right to receive a share of Common Stock in the future after meeting service requirements and/or financial targets. The holder may elect to accept delivery of the common share underlying such DSU at the time of vesting or to defer delivery until a designated time in the future. A stockholder does not possess voting power as to a common share underlying a DSU until the stockholder accepts delivery of such common share. A stockholder does possess dispositive power as to a DSU once the DSU has vested. In July 2006, the Deferred Stock Plan was replaced with the 2006 Plan. For 2007, 2008, and 2009 RSUs were granted pursuant to the 2006 Plan.

Potential Payments on Account of Retirement, Termination without Cause, Termination on Change in Control, Death/Disability or Resignation
     The chart below describes the benefit plans that potentially become payable to a NEO at, following, or in connection with any retirement, termination without cause, termination on change in control, death/disability or resignation of or by a NEO.

		Termination without	Termination on Change In
Plan	Retirement	Cause	Control	Death/Disability	Resignation
Deferred Stock Plan (DSUs)	Unvested awards are forfeited.	Unvested awards are forfeited.	All awards vest.	Awards are paid based on actual performance for the entire performance period, pro-rated for the number of months active.	Unvested awards are forfeited.
2006 Stock Incentive Plan (options)	Vested options can be exercised for 90 days post-termination. Unvested options are forfeited.	Vested options can be exercised for 90 days post-termination. Unvested options are forfeited.	All options vest.	Vested options can be exercised for 1 year post-termination. Unvested options are forfeited.	Vested options can be exercised for 90 days post-termination. Unvested options are forfeited.
2006 Stock Incentive Plan (RSUs)	Unvested awards are forfeited.	Unvested awards are forfeited.	All awards vest.	Awards are paid based on actual performance for the entire performance period, pro-rated for the number of months active.	Unvested awards are forfeited.
Annual Incentive Plan (Incentive)	Termination prior to the payout date results in forfeiture of incentive.	Termination prior to the end of the year results in forfeiture of incentive. Termination after year-end but before payout results in payment of incentive.	Termination prior to the end of the year results in forfeiture of incentive. Termination after year-end but before payout results in payment of incentive.	Death or disability prior to the end of the year results in payment of pro-rated incentive.	Termination prior to the payout date results in forfeiture of incentive.
Deferred Compensation Plan (DCP)	100% vesting occurs at age 65. Vested amounts are paid out.	Any unvested amounts are forfeited. Vested amounts are paid out.	Any unvested amounts are forfeited. Vested amounts are paid out.	100% vesting. Vested amounts are paid out.	Any unvested amounts are forfeited. Vested amounts are paid out.
Cash separation payments under Employment Agreement or Change in Control Agreement	None.	For all NEOs except the Chief Executive Officer, executive’s annual base salary plus a pro-rated annual incentive award target for the year of termination. For the Chief Executive Officer, three times the executive’s base salary and a pro-rated annual incentive award target for the year of termination.	For all NEOs except the Chief Executive Officer, two times the sum of executive’s annual base salary plus annual incentive award target for the year of termination; Health and welfare benefits continue for 24 months. For the Chief Executive Officer, three times the sum of executive’s annual base salary plus annual incentive award target for the year of termination; Health and welfare benefits continue for 36 months; separation payment is grossed up for Section 280(G) excise tax.	Pro-rated annual incentive award target for year of death or disability.	None.

Post Termination and Change-in-Control Benefits as of December 27, 2009

					Qualified
		Termination without		Change in Control	Termination
Name	Retirement	Cause (1)	Death/Disability (2)	(CIC) (3)	following CIC (4)	Resignation
Roy G. Krause	$0	$2,640,000	$660,000	$4,538,336	$10,420,125	$0
Mark W. Smith	$0	$655,200	$291,200	$2,115,049	$3,473,539	$0
William J. Grubbs	$0	$756,000	$336,000	$2,009,936	$3,564,588	$0
John D. Heins	$0	$454,400	$170,400	$1,001,001	$1,952,453	$0

(1)	Termination without cause: 1x (3x for CEO) base salary + prorated target incentive. NEOs must comply with one-year noncompete provision, confidentiality provision, and execute and comply with a release of claims and non-disparagement agreement.

(2)	Death/Disability: Prorated target incentive.

(3)	The amounts in this column are based on the assumption that a change in control occurred on December 27, 2009, but that the executive’s employment continued after such date. All unvested stock awards vest immediately upon a change in control. Stock price represents closing price on December 24, 2009 ($5.95).

(4)	Qualified termination following a CIC: 2x (3x for CEO) sum of base salary + target incentive. The amounts in this column are based on the assumption that on December 27, 2009 a change in control occurred and each named executive officer was terminated either by the Company without cause or by the executive with Good Reason, and will be paid in a lump sum governed by the provisions of Section 409A. Amounts include continuation of health and welfare programs for 24 months (36 months for CEO) following qualified termination, and estimated cost of outplacement counseling services. All unvested stock awards vest immediately upon a change in control. Stock price represents closing price on December 24, 2009 ($5.95). CEO amount includes estimated payment of the excise tax that would be imposed by virtue of the executive’s receipt of an “excess parachute payment” within the meaning of Section 280G of the Code, and a tax gross-up amount relating to the payment of such tax. NEOs must comply with one-year noncompete provision, confidentiality provision, and execute and comply with a release of claims and non-disparagement agreement.

AUDIT-RELATED MATTERS
Audit Committee Report
     The following Report of the Audit Committee of the Board of Directors (the “Audit Committee”) of SFN does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SFN filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent SFN specifically incorporates this Report by reference therein.
     The Audit Committee’s purpose is to assist the Board of Directors’ oversight of:
•	The integrity of our financial statements;

•	The integrity of our financial reporting process and systems of internal controls regarding finance and accounting;

•	Our compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications, independence and performance;

•	The performance of our internal audit function; and

•	Communication among the independent auditors, management, the internal auditing department, and the Board of Directors.
     A more detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out is contained in the Audit Committee’s charter which is available on our website at http://www.sfngroup.com under the Corporate Governance tab found in the Investor Relations section.
     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee held 14 meetings during Fiscal 2009. The Audit Committee regularly meets in executive sessions with our independent auditors and with our internal auditors, in each case without the presence of our management.
     The members of the Audit Committee during Fiscal 2009 were William F. Evans (Chairman), Steven S. Elbaum and David R. Parker. The Board of Directors has determined, and each member of the Audit Committee has certified, that each member of the Audit Committee is independent from the Company as such term is defined in Sections 303A.02 of the NYSE’s listing standards and Chairman William F. Evans has been designated by the Board of Directors as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.
     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent auditors, Deloitte & Touche LLP, the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence and discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of our internal controls and the internal audit function’s organization and responsibilities. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.
     The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed our audited financial statements as of and for the fiscal year ended December 27, 2009, with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.
     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 27, 2009, for filing with the Securities and Exchange Commission.
     The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010.
Date: April      , 2010
BY THE AUDIT COMMITTEE,
William F. Evans, Chairman
Steven S. Elbaum
David R. Parker
Audit and Non-Audit Fees
     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), for professional services rendered for Fiscal 2009 and 2008 are set forth below:

	Fiscal 2009	Fiscal 2008
Audit fees	$1,075,000	$1,315,000
Audit-related fees	109,000	93,000
Tax fees	75,000	13,000
Other fees	—	106,000

Total fees	$1,259,000	$1,527,000

     In Fiscal 2009 and Fiscal 2008, audit-related fees for both years include benefit plans and statutory audit fees. Tax fees include $67,000 and $13,000, respectively, for tax compliance and preparation; the remaining tax fees are related to tax planning advice. Other fees in 2008 are attributed to transaction-related due diligence. The Audit Committee has considered and has agreed that the provision of services as described above is compatible with maintaining Deloitte’s independence.
Pre-Approval Policies and Procedures
     The Audit Committee pre-approves the engagement of the independent auditor for all professional services. The pre-approval process generally involves the full Audit Committee evaluating and approving the particular engagement prior to the commencement of services. However, the Audit Committee has delegated pre-approval authority to Mr. Evans, as Audit Committee Chairperson, for circumstances when it is impractical to hold a meeting of the full Audit Committee. In the event that Mr. Evans pre-approves an engagement, he is then required to report the pre-approval to the full Audit Committee at the next regularly scheduled Audit Committee meeting.
     All non-audit services performed by our independent auditor during Fiscal 2009 were pre-approved by the Audit Committee in accordance with its policy and procedures, and the Audit Committee concluded that the provision of such services by our independent auditor is compatible with maintaining its independence.

ITEMS TO BE VOTED ON
Item 1-Election of Three Class II Members of the Board of Directors
     Our Restated Certificate of Incorporation and Restated By-laws provide that the number of directors needed to constitute the Board shall be nine unless otherwise fixed by a resolution adopted by a majority of the entire Board. The Restated Certificate of Incorporation further provides that the Board shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. Members of each class of the Board are elected for a term of three years, and the term of office of one class of directors expires at each annual meeting of stockholders.
     At the 2010 Annual Meeting of Stockholders, three Class II directors will be elected to hold office for three years, or in each case, until their respective successors are duly elected and qualified. Steven S. Elbaum, David R. Parker and Anne Szostak have been nominated for election as Class II directors and each of them is currently serving as a Class II director. The shares voted by proxies solicited by the Board will be voted for the election of Messrs. Elbaum and Parker and Ms. Szostak, unless authority to do so is withheld. All nominees have consented to serve if elected and the Board has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board may recommend.

Name and Age	Principal Occupation and Directorships

NOMINEES FOR CLASS II (term expiring in 2013)

Steven S. Elbaum (61)	Director of SFN since May 1996. Chairman of SFN from April 2001 until May 2007. Chairman and Chief Executive Officer of The Alpine Group, Inc., an investment holding company, since June 1984. Chairman of Wolverine Tube, Inc., a global producer of copper tubing and components, since February 2007. Director of Brandon Systems Corporation, a technology staffing company purchased by SFN, from January 1987 until May 1996. Director of Vestaur Securities, Inc., a closed-end investment company, from March 1999 until May 2005.

As a result of these professional and other experiences, Mr. Elbaum possesses knowledge and experience in various areas, including business leadership, finance, private and public company board experience, and an in-depth understanding of the Company’s history and the staffing and recruiting industry due to his long service on the Board, which strengthen the Board’s overall knowledge, capabilities and experience.

David R. Parker (66)	Director of SFN since February 2003. Chief Operating Officer, The Archstone Partnerships, a fund of hedge funds manager, since January 2005. Managing Director of The Archstone Partnerships, from February 2003 until January 2005. Director, Tupperware Corporation since March 1997.

As a result of these professional and other experiences, Mr. Parker possesses knowledge and experience in various areas, including business leadership, finance, capital markets, and public company board experience, which strengthen the Board’s overall knowledge, capabilities and experience.

Anne Szostak (59)	Director of SFN since March 2005. President and Chief Executive Officer, Szostak Partners, a consulting firm that advises CEOs on strategic and human resource issues, since November 2005. Executive Vice President and Corporate Director of Human Resources, FleetBoston Financial Corporation from October 1998 until May 2004. Director, Tupperware Corporation since August 2000. Director, Belo Corporation, a media company, since October 2004. Director, Dr Pepper Snapple Group, Inc., a refreshment beverage company, since May 2008. Director ChoicePoint Corporation from 2006 until 2008.

As a result of these professional and other experiences, Ms. Szostak possesses knowledge and experience in various areas, including business leadership, banking, compensation, human resources, and public company board experience, which strengthen the Board’s overall knowledge, capabilities and experience.

Vote Required
     The affirmative vote of a plurality of the votes of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF NOMINEES FOR CLASS II DIRECTOR.
Item 2-Election of One New Class III Member of the Board of Directors
     On February 16, 2010, the Board of Directors voted to increase the size of the Board by adding one Class III Director and nominated Lawrence E. Gillespie to fill the newly created Board seat. On April 2, 2010, the Board intends to formally elect Mr. Gillespie to the Board. At the 2010 Annual Meeting of Stockholders, our stockholders will be asked to elect Mr. Gillespie to hold office for one year, or until his respective successor is duly elected and qualified. Mr. Gillespie is standing for election for the first time upon the recommendation of our Corporate Governance and Nominating Committee. Mr. Krause and Mr. Forese identified Mr. Gillespie as a candidate for director. The shares voted by proxies solicited by the Board will be voted for the election of Mr. Gillespie unless authority to do so is withheld. Mr. Gillespie consented to serve if elected and the Board has no reason to believe that he will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person as the Board of Directors may recommend.

Name and Age	Principal Occupation and Directorships

NOMINEES FOR CLASS III (term expiring in 2011)

Lawrence E. Gillespie, Sr. (66)	Director of SFN since April 2010. Consultant to domestic and foreign governments and private entities on security, transport, aviation, infrastructure rebuilding and resource procurement, since 2003. Brigadier General, United States Army (retired). Member, International Advisory Board, Forbes & Manhattan Bank, a merchant bank, since 2008. Member, Defense Intelligence Agency Advisory Board since 2010.

As a result of these professional and other experiences, Mr. Gillespie possesses knowledge and experience in various areas, including leadership, strategy development and execution, government procurement and government contracting, compliance and budget management, which strengthen the Board’s overall knowledge, capabilities and experience.

Vote Required
     The affirmative vote of a plurality of the votes of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF NOMINEE FOR CLASS III DIRECTOR.

Name and Age	Principal Occupation and Directorships

CONTINUING DIRECTORS — CLASS I (term expiring in 2012)

William F. Evans (62)	Director of SFN since August 1993. Executive Vice President and Chief Financial Officer, Witness Systems, Inc., a global provider of workforce optimization software and services, May 2002 until June 2007 (retired). Director of Wolverine Tube, Inc., a global provider of copper tubing and components, since April 2008.

As a result of these professional and other experiences, Mr. Evans possesses knowledge and experience in various areas, including finance and accounting, auditing, private and public company board experience, and an in-depth understanding of the Company’s history and the staffing and recruiting industry due to his long service on the Board, which strengthen the Board’s overall knowledge, capabilities and experience.

Roy G. Krause (63)	Director of SFN since October 2004. President and Chief Executive Officer of SFN since October 2004; President and Chief Operating Officer of SFN from July 2003 to October 2004; Executive Vice President and Chief Financial Officer of SFN from October 1995 to July 2003.

As a result of these professional and other experiences, Mr. Krause possesses knowledge and experience in various areas, including business leadership, banking, finance and accounting, and an in-depth understanding of the Company’s history and the staffing and recruiting industry due to his long employment with the Company, which strengthen the Board’s overall knowledge, capabilities and experience.

Barbara Pellow (55)	Director of SFN since October 2006. Managing Partner, Pellow and Partners, LLC, a marketing and consulting firm, since February 2006. Chief Marketing Officer, Kodak Graphic Communications Group, from April 2004 until February 2006. Administrative Chair, Rochester Institute of Technology, School of Print Media, from August 2001 until May 2004.

As a result of these professional and other experiences, Ms. Pellow possesses knowledge and experience in various areas, including leadership, public company board experience, and sales and marketing strategy, which strengthen the Board’s overall knowledge, capabilities and experience.

Name and Age	Principal Occupation and Directorships

CONTINUING DIRECTORS — CLASS III (term expiring in 2011)

James J. Forese (74)	Chairman of SFN since May 2007. Director of SFN since February 2003. Operating Partner and Chief Operating Officer, Thayer Hidden Creek, a private equity investment firm, since July 2003. Director, ISEI/BFC Ltd., a waste management company, since October 2003. Director, Mistras Group, Inc., a non-destruction testing services company, since August 2003. Director, Anheuser-Busch Companies, Inc., a beverage company, April 2003-August 2008. Director American Management Systems, a technology and management consulting firm, 1990-2007.

As a result of these professional and other experiences, Mr. Forese possesses knowledge and experience in various areas, including business leadership, banking, finance, technology, and public and private company board experience, which strengthen the Board’s overall knowledge, capabilities and experience.

J. Ian Morrison (57)	Director of SFN since August 1993. Consultant and President Emeritus, Institute for the Future, a non-profit research and consulting firm, since August 1996.

As a result of these professional and other experiences, Mr. Morrison possesses knowledge and experience in various areas, including long-term forecasting, strategic planning, changing business environments, healthcare, and an in-depth understanding of the Company’s history and the staffing and recruiting industry due to his long service on the Board, which strengthen the Board’s overall knowledge, capabilities and experience.

A. Michael Victory (75)	Director of SFN since August 1980. President of AMEC Capital, Inc., an investment banking and venture capital firm, since September 1996. President and Chief Executive Officer of Demeter Systems LLC, a research and development company with energy efficient products and technologies for companies in energy-related industries, from March 2005 until December 2005.

As a result of these professional and other experiences, Mr. Victory possesses knowledge and experience in various areas, including business leadership, banking, finance, and an in-depth understanding of the Company’s history and the staffing and recruiting industry due to his long service on the Board, which strengthen the Board’s overall knowledge, capabilities and experience.

Item 3-Approval of the Amendment to the Rights Agreement
Description of the Amendment
     On September 9, 2009, we entered into Amendment No. 7 to the Rights Agreement with The Bank of New York Mellon (the “Amendment”) amending that certain Rights Agreement, dated March 17, 1994, as amended, between the Company and Boatmen’s Trust Company (the “Rights Agreement”). Pursuant to the Amendment, our stockholders are required to approve the Amendment by September 1, 2010 for the Amendment to remain in effect.
     The Amendment is intended to help preserve under Section 382 and related Sections of the Internal Revenue Code of 1986, as amended (the “Code”), the value of the net operating loss benefits and other deferred tax assets of the Company. The value of tax assets that we seek to protect by the Amendment is approximately $145.9 million, at December 27, 2009.
     Our ability to use our net operating losses and other tax benefits would be substantially limited by Section 382 and related Sections of the Code if an “ownership change” occurred — generally, a greater than 50 percentage point change in ownership of common stock by stockholders owning (or deemed to own under Section 382 of the Code) 5% or more of a corporation’s stock over a defined period of time. The Amendment was entered into to reduce the likelihood of an unintended “ownership change” occurring as a result of ordinary buying and selling of the Company’s common stock.
     The Amendment reduces the threshold at which a person or group becomes an “Acquiring Person” from 15% to 4.9% and expands the concept of ownership to include shares indirectly and constructively owned under the tax rules governing ownership changes. The Amendment provides for the following exceptions to triggering the plan: (i) existing 4.9% owners; (ii) persons or groups that exceed the 4.9% threshold because of a redemption by the Company that causes their percentage to increase; (iii) persons or groups that exceed the 4.9% threshold inadvertently, as long as they promptly divest enough shares to bring them below the threshold; (iv) directors, officers, and employees who exceed the 4.9% threshold by exercise of options or similar interests (including restricted shares, deferred stock units, or restricted stock units); (v) persons or groups that exceed the 4.9% threshold because of a unilateral grant or issuance by the Company; (vi) persons whose stock ownership the Board determines would not jeopardize the Company’s tax assets or is otherwise in the best interest of the Company; or (vii) persons who exceed the 4.9% threshold as a result of a transaction determined by the Board to be exempt. Certain of these exceptions apply only to the extent the buyer does not acquire an additional 1% of the Company’s stock or does not become a 15% (or greater) owner. At its discretion, the Board may reduce the 1% permissive threshold if it determines that the Company’s tax assets would be jeopardized. Such a reduction would be publicly-announced and would be effective from and after the date of such announcement.
     The Amendment also provides that, in the event that we exercise our right to exchange Rights for shares of Common Stock or common stock equivalents, the Board may direct the Company to enter into a trust agreement, in which case we would issue to the trust all of the Common Stock or common stock equivalents issuable in the exchange, and the trust would thereafter distribute such Common Stock or common stock equivalents to those persons entitled to receive them.
     The Amendment contains a procedure for potential buyers of stock of the Company to seek pre-clearance from the Board to exceed the 4.9% threshold (or, in the case of existing 4.9% owners, to increase their holdings by 1% or more) without triggering the plan. The determination of whether to grant such pre-clearance would be based on whether the acquisition would jeopardize our tax assets. Pre-clearance may be granted subject to restrictions or limitations.
     The Amendment deletes the provision that enabled the Company to amend the Rights Agreement to decrease the threshold set forth in Section 1(a) prior to the amendment from 15% to not less than the greater of (i) any percentage greater than the largest percentage of the voting power of the Company then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, and any entity holding securities of the Company to the extent organized, appointed or established by the Company or any such Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement) together with all Affiliates or Associates of such Person and (ii) 10%.
     The Rights Agreement will expire on the earlier of April 1, 2014 or the redemption or exchange of the Rights by us, and the Amendment (other than the terms and provisions contained therein that affect the rights, duties, obligations or immunities of the Rights Agent) will expire earlier if (i) the Board determines the Rights Agreement is no longer needed to preserve the deferred tax assets due to the implementation of legislative changes, (ii) the Board determines, at the beginning of a specified period, that no tax benefits may be carried forward, or (iii) we do not obtain stockholder approval prior to September 1, 2010. If the amendment terminates before the Rights Agreement expires, the Rights Agreement will revert essentially to its form prior to the Amendment (other than the terms and provisions of the Amendment that affect the rights, duties, obligations or immunities of the Rights Agent, which shall remain in full force and effect).
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached as Annex A to this Proxy Statement. A description of the other terms of the Rights Agreement, as amended, is included in our Form 8-A filed with the SEC on September 9, 2009.
Reasons for the Amendment
     Under federal tax laws, we can use tax assets to offset ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” tax assets that we do not use in any particular year to offset income tax in future years. While we cannot estimate the exact amount of tax assets that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we consider our tax assets to be very valuable assets.
     Our ability to use our tax assets would be substantially limited by Section 382 and related Sections of the Code if an “ownership change” occurred — generally, when a greater than 50 percentage point change occurs in ownership of common stock by stockholders owning (or deemed to own under Section 382 of the Code) 5% or more of a corporation’s stock over a defined period of time. The Amendment is intended to reduce the likelihood of an unintended “ownership change” occurring as a result of ordinary buying and selling of the Company’s common stock. If an “ownership change” occurs, Section 382 and related Sections would impose an annual limit on the amount of tax assets we can use to offset taxable income equal to the product of the total value of our outstanding equity immediately prior to the “ownership change” (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” A number of special rules apply to calculating this annual limit.
     We believe that if an “ownership change” were to occur, the limitations Section 382 and related Sections impose could result in a material amount of our tax assets expiring unused and, therefore, significantly impair the value of our tax assets. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred, we currently believe that an “ownership change” has not occurred. However, if no action is taken, we believe that we could experience an “ownership change.”
     The Amendment may deter, but ultimately cannot block, transfers of our common stock that might result in an “ownership change.” Because of such limitations, the Board believes that the Amendment is needed to serve as an important tool to help prevent an “ownership change” that would reduce or eliminate the significant long-term potential of our tax benefits. Accordingly, the Board strongly recommends that stockholders approve the Amendment.
Certain Considerations Related to the Amendment
IRS May Challenge Tax Assets
     The Internal Revenue Service (“IRS”) could challenge the amount of our tax assets or claim we experienced an “ownership change,” which could reduce the amount of our tax assets that we can use, or eliminate our ability to use them altogether, to reduce our future income tax liability. The IRS has not audited or otherwise validated the amount of our tax assets. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of our tax assets even if the Amendment is in place.
Continued Risk of “Ownership Change”
     Although the Amendment is intended to reduce the likelihood of an “ownership change,” we cannot assure you that they would prevent all transfers of our common stock that could result in such an “ownership change.”

Potential Effects on Liquidity
     A stockholder’s ability to dispose of our common stock may be limited by reducing the class of potential acquirers for such common stock. In addition, a stockholder’s ownership of our common stock may become subject to the restrictions of the Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of the Company’s stock and consult their own legal advisors and/or us to determine whether their ownership of the Company’s stock approaches the restricted levels.
Anti-Takeover Impact
     The reason the Board adopted the Amendment is to preserve the long-term value of our tax assets. The Amendment is not intended to prevent a takeover, but because an Acquiring Person may be diluted upon the occurrence of a triggering event, it does have a potential anti-takeover effect. Accordingly, the overall effects of the Amendment may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. We are presently not aware of any potential takeover transaction.
Vote Required
     The affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval of the Amendment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
AMENDMENT TO THE RIGHTS AGREEMENT.
Item 4 — Ratification of Appointment of Auditors
     The Audit Committee of the Board has recommended the appointment of Deloitte & Touche LLP as our independent auditor for the 2010 fiscal year. Deloitte & Touche LLP audited our accounts for Fiscal 2008 and 2009. Services provided to us and our subsidiaries by Deloitte & Touche LLP in Fiscal 2008 and 2009 are described under “Audit and Non-Audit Fees” on page 29. Our Audit Committee considers Deloitte & Touche LLP to be well qualified. The Audit Committee is responsible for the appointment, oversight and termination of our independent auditor. We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter. If the appointment of Deloitte & Touche LLP as our independent auditor is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte & Touche LLP. Also, even if the appointment of Deloitte & Touche LLP as our independent auditor is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions by stockholders.
Vote Required
     The affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for the ratification of the appointment of Deloitte & Touche LLP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF DELOITTE & TOUCHE LLP.
Other Matters
     The Board knows of no other matters which will be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting it is intended that the persons named in the proxy will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

OTHER INFORMATION
Security Ownership of Certain Beneficial Owners and Management
     Based on a review of filings with the Securities and Exchange Commission, the following represents each person known to us to be the beneficial owner of more than five percent of the Common Stock:

	Shares of Common
Name of Beneficial Owner and Address	Stock Beneficially Owned	Percent of Class

Donald Smith & Co., Inc. (1) 152 West 57th Street New York, New York 10019	5,327,250	9.88%

Dimensional Fund Advisors LP (2) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	4,346,866	8.55%

BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	4,071,069	8.00%

The Vanguard Group, Inc. (4) 100 Vanguard Boulevard Malvern, PA 19355	2,583,359	5.07%

(1)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2010, Donald Smith & Co., Inc. is the beneficial owner of 5,327,250 shares of the Common Stock or 9.88% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Donald Smith & Co., Inc. asserts sole voting power as to 4,513,350 of the shares and sole dispositive power as to all 5,327,250 shares.

(2)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2010, Dimensional Fund Advisors LP is the beneficial owner of 4,346,866 shares of the Common Stock or 8.55% of shares outstanding (as manager for a variety of funds that own such shares), which shares were acquired for investment purposes by such investment adviser for certain of its clients. Dimensional Fund Advisors LP asserts sole voting power as to 4,346,466 of the shares and sole dispositive power as to all 4,346,866 shares.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010, BlackRock, Inc. is the beneficial owner of 4,071,069 shares of the Common Stock or 8.00% of shares outstanding. BlackRock, Inc. asserts sole voting power and sole dispositive power as to all 4,071,069 shares.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2010, The Vanguard Group, Inc. is the beneficial owner of 2,583,359 shares of the Common Stock or 5.07% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. The Vanguard Group, Inc. asserts sole voting power as to 76,325 of the shares and sole dispositive power as to 2,507,034 shares, and shared dispositive power as to 76,325 shares.

     The following table sets forth the beneficial ownership of our Common Stock as of March 22, 2010 by each of the NEOs in the Summary Compensation Table on page 20 and all of our continuing directors and nominees to the Board, as well as our current directors and executive officers as a group. The determinations of beneficial ownership by our directors and executive officers of the Common Stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended. This Rule provides that shares shall be deemed so owned where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose or to direct the disposition of shares; or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined.

	Shares of Common Stock	Percent of Class
Name of Beneficial Owner	Beneficially Owned (1)	if more than 1%
Roy G. Krause (2)	2,456,611	4.60%
Mark W. Smith (3)	764,213	1.46%
William J. Grubbs (4)	370,175	*
John D. Heins (5)	203,594	*
James J. Forese (6)	69,268	*
Steven S. Elbaum (7)	271,799	*
J. Ian Morrison (8)	100,171	*
William F. Evans (9)	97,533	*
A. Michael Victory (10)	71,753	*
David R. Parker (11)	69,319	*
Anne Szostak (12)	51,381	*
Barbara Pellow (13)	33,255	*
Lawrence E. Gillespie	0	—
Directors and Executive Officers as a group (13 persons) (14)	4,559,092	8.31%

*	Indicates less than 1.0%

(1)	Unless otherwise indicated in the notes to this table, the stockholders listed in the table have sole voting and dispositive power with respect to shares beneficially owned by them. DSUs and RSUs have been granted to certain of our directors and executive officers. A DSU and an RSU each represent the right to receive a share of Common Stock in the future after meeting service requirements or financial performance targets. Included in the shares beneficially owned by the stockholders are DSUs and RSUs that have vested. The holder may elect to accept delivery of the common share underlying such DSU or RSU at the time of vesting or to defer delivery until a designated time in the future. A stockholder does not possess voting power as to a common share underlying a DSU or RSU until the stockholder accepts delivery of such common share. A stockholder does possess dispositive power as to a DSU or RSU once such DSU or RSU has vested.

(2)	Includes 1,326,900 shares of Common Stock deemed to be beneficially owned by Mr. Krause by reason of his right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 171,233 shares of Common Stock deemed to be beneficially owned by Mr. Krause by reason of his right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to the SFN Deferred Stock Plan (the “DSU Plan”) and RSUs under the 2006 Plan. Also includes 755,319 shares of Common Stock held by Mr. Krause pursuant to the DCP. Those employees holding shares of Common Stock pursuant to the DCP have no voting power for those shares but do have dispositive power.

(3)	Includes 440,519 shares of Common Stock deemed to be beneficially owned by Mr. Smith by reason of his right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 56,241 shares of Common Stock deemed to be beneficially owned by Mr. Smith by reason of his right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan and RSUs under the 2006 Plan. Also includes 193,587 shares of Common Stock held by Mr. Smith pursuant to the DCP.

(4)	Includes 243,959 shares of Common Stock deemed to be beneficially owned by Mr. Grubbs by reason of his right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 24,828 shares of Common Stock deemed to be beneficially owned by Mr. Grubbs by reason of his right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to RSUs under the 2006 Plan. Also includes 47,944 shares of Common Stock held by Mr. Grubbs pursuant to the DCP.

(5)	Includes 98,999 shares of Common Stock deemed to be beneficially owned by Mr. Heins by reason of his right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 27,194 shares of Common Stock deemed to be beneficially owned by Mr. Heins by reason of his right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan and RSUs under the 2006 Plan.

(6)	Includes 5,000 shares of Common Stock deemed to be beneficially owned by Mr. Forese by reason of his right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 49,268 shares of Common Stock deemed to be beneficially owned by Mr. Forese by reason of his right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan and RSUs under the 2006 Plan.

(7)	Includes 78,111 shares of Common Stock deemed to be beneficially owned by Mr. Elbaum by reason of his right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 122,142 shares of Common Stock deemed to be beneficially owned by Mr. Elbaum by reason of his right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan and RSUs under the 2006 Plan.

(8)	Includes 35,738 shares of Common Stock deemed to be beneficially owned by Mr. Morrison by reason of his right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 54,299 shares of Common Stock deemed to be beneficially owned by Mr. Morrison by reason of his right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan and RSUs under the 2006 Plan.

(9)	Includes 35,738 shares of Common Stock deemed to be beneficially owned by Mr. Evans by reason of his right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 54,299 shares of Common Stock deemed to be beneficially owned by Mr. Evans by reason of his right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan and RSUs under the 2006 Plan.

(10)	Includes 35,738 shares of Common Stock deemed to be beneficially owned by Mr. Victory by reason of his right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans, and 12,920 shares of Common Stock deemed to be beneficially owned by Mr. Victory by reason of his right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to RSUs under the 2006 Plan.

(11)	Includes 5,000 shares of Common Stock deemed to be beneficially owned by Mr. Parker by reason of his right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to him pursuant to the 2006 Plan and its predecessor plans and 43,856 shares of Common Stock deemed to be beneficially owned by Mr. Parker by reason of his right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan and RSUs under the 2006 Plan.

(12)	Includes 36,067 shares of Common Stock deemed to be beneficially owned by Ms. Szostak by reason of her right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to the DSU Plan and RSUs under the 2006 Plan.

(13)	Includes 12,920 shares of Common Stock deemed to be beneficially owned by Ms. Pellow by reason of her right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to RSUs under the 2006 Plan

(14)	Includes an aggregate of 2,305,702 shares of Common Stock deemed to be beneficially owned by our directors and executive officers by reason of their right to acquire such shares within 60 days after March 22, 2010 through the exercise of stock options granted to them pursuant to the 2006 Plan and its predecessor plans and 665,267 shares of Common Stock deemed to be beneficially owned by our directors and executive officers by reason of their right to acquire such shares within 60 days after March 22, 2010 through the vesting and delivery of shares of Common Stock pursuant to the DSU and RSUs under the 2006 Plan. Also includes 996,850 shares of Common Stock held by our executive officers pursuant to the DCP.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires certain of our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership of the Common Stock on Form 3 and reports of changes in beneficial ownership of the Common Stock on Form 4 or Form 5. Such persons are also required to furnish us with copies of all such reports filed. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, as well as any written representations furnished to us that no other reports were required, we believe that, during Fiscal 2009, all Section 16(a) filing requirements applicable to such persons were timely filed, except that Mark W. Smith, the Company’s Executive Vice President and Chief Financial Officer filed one report on Form 5 late, representing one transaction occurring in December 2008, and John D. Heins, the Company’s Senior Vice President and Chief Human Resources Officer, filed one report on Form 4 late, representing two transactions occurring in October 2009.

Proxy Solicitation Costs
     In addition to soliciting proxies by mail, certain of our employees and directors may also solicit proxies personally, by telephone or otherwise, but such persons will not receive any special compensation for such services. Morrow & Co., LLC has been retained to assist in the solicitation of proxies at an estimated fee of $7,500, plus expenses. We will reimburse brokerage firms, banks, fiduciaries, voting trustees and other nominees for customary costs of forwarding the soliciting material to each beneficial owner of stock held of record by them. We will pay the entire cost of this solicitation.
Householding; Availability of Materials
     The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding”, can effectively reduce our printing and postage costs.
     Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only on e Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies o f the same items and you would like to receive only a singe copy at your address in the future, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-900-542-1061 and indicated your name, the name of each of your brokerage firms or banks where your shares are held, an your account numbers.
     A copy of our Annual Report on Form 10-K for fiscal year ended December 27, 2009, our Governance Principles, each of the Charters of our Committees of the Board, and our Code of Business Conduct and Ethics and the Code of Ethics for Chief Executive Officer and Senior Financial Officers, will be available without charge upon written request to:

Randal Atkinson Investor Relations SFN Group, Inc. 2050 Spectrum Boulevard Fort Lauderdale, Florida 33309

BY ORDER OF THE BOARD OF DIRECTORS,

Thad S. Florence
Secretary

April      , 2010

ANNEX A
AMENDMENT NO. 7 TO RIGHTS AGREEMENT
THIS AMENDMENT NO. 7 (“Amendment 7”) is entered into as of the 9th day of September, 2009 by and among SPHERION CORPORATION, a Delaware corporation (formerly known as Interim Services Inc.) (the “COMPANY”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (“BONY”), and amends that certain Rights Agreement, dated March 17, 1994, as amended, entered into by the Company and Boatmen’s Trust Company (the “RIGHTS AGREEMENT”).
RECITALS
     A. Pursuant to the Rights Agreement dated March 17, 1994, the Company appointed Boatmen’s Trust Company (“Boatmen’s”) as the initial Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions of the Rights Agreement.
     B. The Company, Boatmen’s and ChaseMellon Shareholder Services, L.L.C., a New York limited liability company (“CHASE”), entered into that certain Amendment No. 1 to Rights Agreement dated June 26, 1996 whereby the Company removed Boatmen’s as Rights Agent and appointed CHASE as Successor Rights Agent in accordance with the terms and conditions of the Rights Agreement.
     C. The Company and CHASE entered into that certain Amendment No. 2 to Rights Agreement dated February 25, 1997, whereby certain additional provisions of the Rights Agreement were amended.
     D. The Company and CHASE entered into that certain Amendment No. 3 to Rights Agreement dated January 20, 1998, whereby the Company increased the Purchase Price as established in the Rights Agreement.
     E. The Company and CHASE entered into that certain Amendment No. 4 to Rights Agreement dated November 21, 2000, whereby the Company removed CHASE as Rights Agent and appointed BONY Successor Rights Agent in accordance with the terms and conditions of the Rights Agreement.
     F. The Company and BONY entered into that certain Amendment No. 5 to Rights Agreement dated March 23, 2001, whereby the Rights Agreement was amended to reflect the change in the Company’s name from Interim Services Inc. to Spherion Corporation.
     G. The Company and BONY entered into that certain Amendment No. 6 to Rights Agreement dated December 1, 2003, whereby the Rights Agreement was amended to establish periodic review by the TIDE Committee and to change the Purchase Price.
     H. The Company has generated substantial Tax Benefits such as net operating losses in previous years, and under the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder, the Company may use such Tax Benefits in future years in certain circumstances to offset current and future taxable income, and, therefore, reduce its federal income tax liability (subject to certain requirements and restrictions).

     I. If the Company experiences an “ownership change” (as defined in Section 382 of the Code), the ability of its consolidated tax group to use its Tax Benefits could be substantially limited or lost altogether.
     J. The Company views its Tax Benefits as valuable assets of the Company that are likely to inure to the benefit of the Company and its stockholders.
     K. The Company believes it is in the best interests of the Company and its stockholders to protect the availability (in both timing and amount) of the Tax Benefits (such protection the “Amendment 7 Purpose”).
     L. Pursuant to Section 27 of the Rights Agreement, in furtherance of the Amendment 7 Purpose, the Company wishes to further amend the Rights Agreement as provided herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:
(1) Section 1(a) of the Rights Agreement is hereby amended and restated to read as follows:
     “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, without the Prior Written Approval of the Company, shall be or shall become the Beneficial Owner of 4.9% or more of the Company Stock, whether or not such Person continues to be the Beneficial Owner of 4.9% or more of the Company Stock; but “Acquiring Person” shall not include the following:
     (i) the Company;
     (ii) any Subsidiary of the Company;
     (iii) any employee benefit plan of the Company or any Subsidiary of the Company;
     (iv) any entity holding securities of the Company or Company Stock to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan;

     (v) a Grandfathered Shareholder; provided, however, that if such Grandfathered Shareholder, individually or together with its Affiliates or Associates, shall, after the date hereof, become the Beneficial Owner of the lesser of (A) additional shares of Company Stock equal to or in excess of the then-applicable Additional Ownership Percentage Threshold or (B) that number of additional shares of Company Stock that would result in such Person becoming a 15% Acquiring Person (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Company Stock or pursuant to a split or subdivision of the outstanding Company Stock), then such Grandfathered Stockholder shall be deemed to be an Acquiring Person, unless such acquisition of additional shares of Company Stock has been determined to be an Exempt Transaction pursuant to the terms hereof, or the Board of Directors has determined that such person is an Exempt Person;
     (vi) a Person who would become an “Acquiring Person” solely as the result of any acquisition of Company Stock by the Company which, by reducing the amount of such Company Stock outstanding, increases the Company Stock beneficially owned by such Person to 4.9% or more; provided, however, that if a Person, individually or together with its Affiliates and Associates, becomes the Beneficial Owner of 4.9% or more of the Company Stock by reason of purchases by the Company and, after such purchases by the Company, such Person, individually or together with its Affiliates and Associates, shall become the Beneficial Owner of shares representing the lesser of (A) additional shares of Company Stock equal to or in excess of the then-applicable Additional Ownership Percentage Threshold or (B) that number of shares of Company Stock that would result in such Person becoming a 15% Acquiring Person (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Company Stock or pursuant to a split or subdivision of the outstanding Company Stock), then such Person shall be deemed to be an Acquiring Person, unless, upon becoming the Beneficial Owner of such additional shares of Company Stock, such Person, individually or together with its Affiliates and Associates, is not then the Beneficial Owner of 4.9% or more of the shares of Company Stock then outstanding (in which case such Person shall become an Acquiring Person upon becoming the Beneficial Owner, either individually or together with all Affiliates and Associates of such Person, of 4.9% or more of the Company Stock, subject to the exceptions provided in the definition of “Acquiring Person” contained herein) or such acquisition has been determined to be an Exempt Transaction pursuant to the terms hereof, or the Board of Directors of the Company has determined that such person is an Exempt Person;
     (vii) any Person who or which, individually or together with its Affiliates and Associates, inadvertently becomes an Acquiring Person, so long as such Person, individually or together with the Affiliates and Associates of such Person, promptly enters into, and delivers to the Company, an irrevocable commitment to promptly divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such Company Stock), sufficient Company Stock so that such Person, together with all Affiliates and Associates of such Person, ceases to be an Acquiring Person, provided, however, that if such Person, together with all Affiliates and Associates of such Person, thereafter again becomes the Beneficial Owner of 4.9% or more of the Company Stock, such Person may be considered an Acquiring Person;

     (viii) a Person who would become an Acquiring Person solely as a result of the exercise of any options, warrants, rights or similar interests (including restricted shares, deferred stock units, or restricted stock units) granted by the Company to its directors, officers, and employees; provided, however, that if such Person, individually or together with its Affiliates and Associates, shall, after the date hereof, become the Beneficial Owner of the lesser of (A) additional shares of Company Stock equal to or in excess of the Additional Ownership Percentage Threshold or (B) that number of shares of Company Stock that would result in such Person becoming a 15% Acquiring Person (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Company Stock or pursuant to a split or subdivision of the outstanding Company Stock), then such Person shall be deemed to be an Acquiring Person, unless, upon becoming the Beneficial Owner of such additional shares of Company Stock, such Person, individually or together with its Affiliates and Associates, is not then the Beneficial Owner of 4.9% or more of the shares of Company Stock then outstanding (in which case such Person shall become an Acquiring Person upon becoming the Beneficial Owner, either individually or together with all Affiliates and Associates of such Person, of 4.9% or more of the Company Stock, subject to the exceptions provided in the definition of “Acquiring Person” contained herein) or such acquisition has been determined to be an Exempt Transaction pursuant to the terms hereof, or the Board of Directors of the Company has determined that such person is an Exempt Person;
     (ix) a Person that would become an Acquiring Person solely as a result of a unilateral grant or issuance of Company Stock to such Person by the Company, provided, however, that if such Person, individually or together with all Affiliates and Associates of such Person, shall, after the date hereof, become the Beneficial Owner of the lesser of (A) additional shares equal to or in excess of the Additional Ownership Percentage Threshold or (B) that number of shares that would result in such Person becoming a 15% Acquiring Person (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Company Stock or pursuant to a split or subdivision of the outstanding Company Stock), then such Person shall be deemed to be an Acquiring Person, unless, upon becoming the Beneficial Owner of such additional shares of Company Stock, such Person, individually or together with its Affiliates and Associates, is not then the Beneficial Owner of 4.9% or more of the shares of Company Stock then outstanding (in which case such Person shall become an Acquiring Person upon becoming the Beneficial Owner, either individually or together with all Affiliates and Associates of such Person, of 4.9% or more of the Company Stock, subject to the exceptions provided in the definition of “Acquiring Person” contained herein) or such acquisition has been determined to be an Exempt Transaction pursuant to the terms hereof, or the Board of Directors of the Company has determined that such person is an Exempt Person;
     (x) an Exempt Person; or
     (xi) a Person who becomes an Acquiring Person solely as a result of an Exempt Transaction, unless and until such time as such Person, individually or together with its Affiliates and Associates, thereafter acquires Beneficial Ownership of one additional share of Company Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Company Stock or pursuant to a split or subdivision of the outstanding Company Stock), unless, upon becoming the Beneficial Owner of such additional share of Company Stock, such Person, individually or together with its Affiliates and Associates, is not then the Beneficial Owner of 4.9% or more of the shares of Company Stock then outstanding (in which case such Person shall become an Acquiring Person upon becoming the Beneficial Owner, either individually or together with all Affiliates and Associates of such Person, of 4.9% or more of the Company Stock, subject to the exceptions provided in the definition of “Acquiring Person” contained herein) or the Board of Directors of the Company determines otherwise in accordance with clause (x) or (xi) of this Section 1(a).

     Notwithstanding anything to the contrary set forth above, any Person that, individually or together with its Affiliates and Associates, is described in clause (v), (vi), (viii), or (ix) and has acquired additional shares of Company Stock in an amount less than the then-applicable Additional Ownership Percentage Threshold as described in such clause shall not be deemed to be an “Acquiring Person” solely as a result of any downward adjustment in the Additional Ownership Percentage Threshold, unless and until such time as such Person, individually or together with its Affiliates and Associates, thereafter acquires Beneficial Ownership of one additional share of Company Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Company Stock or pursuant to a split or subdivision of the outstanding Company Stock), unless, upon becoming the Beneficial Owner of such additional share of Company Stock, such Person, individually or together with its Affiliates and Associates, is not then the Beneficial Owner of 4.9% or more of the shares of Company Stock then outstanding (in which case such Person shall become an Acquiring Person upon becoming the Beneficial Owner, either individually or together with all Affiliates and Associates of such Person, of 4.9% or more of the Company Stock, subject to the exceptions provided in the definition of “Acquiring Person” contained herein) or such acquisition has been determined to be an Exempt Transaction pursuant to the terms hereof, or the Board of Directors of the Company has determined that such person is an Exempt Person.
(2) Section 1(b) of the Rights Agreement is hereby amended and restated to read as follows:
     “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date hereof and, to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person whose Company Stock would be deemed constructively owned by such first Person for purposes of Section 382 of the Code and the Treasury Regulations promulgated thereunder, would be deemed owned by a single “entity” as defined in Treasury Regulation Section 1.382-3(a)(1) in which both such Persons are included, or otherwise would be deemed aggregated with Company Stock owned by such first Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations promulgated thereunder; provided, however, that a Person shall not be deemed to be the Affiliate or Associates of another Person solely because either or both Persons are or were directors of the Company.
(3) Section 1(c) of the Rights Agreement is hereby amended and restated to read as follows:

     A person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any Company Stock:
     (i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof;
     (ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment or exchange, provided, further, that a Person shall not be deemed the Beneficial Owner of Company Stock under this clause (A) unless and until the right to acquire such Company Stock would be deemed to be exercised under Section 382 or the Treasury Regulations promulgated thereunder, unless such rights would cause any such Person or Persons to become a 15% Acquiring Person, in which case this proviso shall not apply; or (B) the right to vote pursuant to any agreement, arrangement or understanding, provided, however, that a Person shall not be deemed the “Beneficial Owner” of any Company Stock under this clause (B) if the agreement, arrangement or understanding to vote such Company Stock (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), provided, further, that a Person shall not be deemed the “Beneficial Owner” of any Company Stock under this clause (B) unless the effect of such agreement, arrangement, or understanding is to treat such Persons as an “entity” under Treasury Regulations Section 1.382-3(a)(1), unless it would cause any such Person or Persons to become a 15% Acquiring Person, in which case this proviso shall not apply;
     (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company, provided, however, that a Person shall not be deemed the “Beneficial Owner” of any Company Stock under this clause (B) unless the effect of such agreement, arrangement, or understanding is to treat such Persons as an “entity” under Treasury Regulations Section 1.382-3(a)(1), or unless it would cause any such Person or Persons to become a 15% Acquiring Person; or

     (iv) Notwithstanding anything in this definition of “Beneficial Ownership to the contrary, to the extent not within the foregoing provisions of this Section 1(c), a Person shall be deemed the Beneficial Owner of, and shall be deemed to beneficially own or have Beneficial Ownership of, Company Stock that such Person would be deemed to constructively own, indirectly own, or that would otherwise be aggregated with Company Stock owned by such Person pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.
     (v) Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding”, when used with reference to a Person’s Beneficial Ownership of securities of the Company or Company Stock, shall mean the number of such securities or Company Stock then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.
(4) Section 1(i) of the Rights Agreement is hereby amended and restated to read as follows:
     “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, or other entity, any group of Persons making a “coordinated acquisition” of Company Stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1) or otherwise, and shall include any successor (by merger or otherwise) of any such individual or entity.
(5) The following new definitions are added to Section 1 of the Rights Agreement:
     (p) “Additional Ownership Percentage Threshold” shall mean shares of Company Stock representing 1% of the Company Stock then outstanding or such lesser amount as the Board of Directors, in its sole discretion, may from time to time establish upon a determination that such adjustment is consistent with the Amendment 7 Purpose, which determination shall be publicly announced and shall become effective from and after the date of such announcement.
     (q) “15% Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person would be an Acquiring Person if “15%” were substituted for “4.9%” in each place that “4.9%” appears in the definition of “Acquiring Person.”
     (r) “Company Stock” shall mean the then outstanding (a) shares of Common Stock, (b) shares of Preferred Stock of any class or series of Preferred Stock or preferred stock of the Company, (c) warrants, rights, or options (including restricted shares, deferred stock units, or restricted stock units) to purchase stock of the Company to the extent such warrants, rights, or options are deemed exercised under Section 382 of the Code and the Treasury Regulations promulgated thereunder, and (d) any other interests that would be treated as “stock” under Treasury Regulation Sections 1.382-2(a)(3) and 1.382-2T(f)(18).

     (s) “Exempt Person” shall mean any Person who or which would otherwise be an Acquiring Person but whose Beneficial Ownership (together with Affiliates and Associates of such Person) of 4.9% or more of the Company Stock (i) would not, as determined by the Board of Directors of the Company, in its sole discretion, jeopardize, endanger, or limit (in timing or amount) the availability of the Tax Benefits to the Company, (ii) would not, as determined by the Board of Directors of the Company, in its sole discretion, otherwise frustrate the Amendment 7 Purpose, or (iii) is otherwise determined by the Board of Directors of the Company, in its sole discretion, to be in the best interests of the Company provided, however, that such a Person will cease to be an Exempt Person and will become an Acquiring Person if the Board of Directors subsequently makes a contrary determination with respect to such Person’s Beneficial Ownership; provided, further, that no 15% Acquiring Person shall be an Exempt Person.
     (t) “Exempt Transaction” shall mean any transaction that the Board of Directors of the Company determines, in its sole discretion, prior to the consummation of such transaction, is an Exempt Transaction because such transaction would not frustrate the Amendment 7 Purpose, which determination shall be irrevocable.
     (u) “Grandfathered Shareholder” shall mean any Person who, as of the date hereof, was the Beneficial Owner of 4.9% or more of the Company Stock. Any Grandfathered Shareholder who, subsequent to the date hereof, becomes the Beneficial Owner of less than 4.9% of the Company Stock shall cease to be a Grandfathered Shareholder.
     (v) “Tax Benefits” shall mean the net operating loss carry forwards, capital loss carry forwards, general business credit carry forwards, alternative minimum tax credit carry forwards, and foreign tax credit carry forwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” (within the meaning of Section 382 of the Code) of the Company or any direct or indirect Subsidiary thereof, as well as any other attribute the benefit of which is subject to possible limitation under Section 382 or Section 383 of the Code.
     (w) “Treasury Regulations” shall mean final, temporary, and proposed income tax regulations promulgated under the Code, including any amendments thereto.
(6) Section 2 of the Rights Agreement is hereby amended and restated to read as follows:
     Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions hereof and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agent shall be as the Company shall determine. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.
(7) Section 3 of the Rights Agreement is hereby amended by replacing existing clause (i) of the first sentence thereof with the following:
     (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date
(8) The first paragraph of Section 18 of the Rights Agreement is hereby amended and restated to read as follows:

     Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of counsel), incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent (which negligence, bad faith or willful misconduct must be determined by a final non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.
(9) Section 19 of the Rights Agreement is hereby amended by (i) replacing the word “corporation” each time it appears in the first sentence of the first paragraph with the word “Person” and (ii) deleting the phrase “corporate trust business or stock transfer business” and replacing such phrase with “shareholder services business.”
(10) Section 20 of the Rights Agreement is hereby amended by (i) adding the word “express” in front of the phrase “duties and obligations” and (ii) adding the phrase “(and no implied duties)” after the phrase “duties and obligations” in the first sentence of such section.
(11) Section 20(a) of the Rights Agreement is hereby amended by adding the phrase “or an employee of the Rights Agent” to the end of the parenthetical contained therein.
(12) Section 20(b) of the Rights Agreement is amended by deleting the phrase “in good faith.”
(13) Section 20(c) of the Rights Agreement is hereby amended and restated to read as follows:
     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct (which negligence, bad faith or willful misconduct must be determined by a final non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.
(14) Section 20(g) of the Rights Agreement is hereby amended by deleting the phrase “in good faith.”

(15) Section 20(i) of the Rights Agreement is hereby amended by deleting the phrase “provided reasonable care was exercised” and replacing such phrase with “absent negligence, bad faith or willful misconduct (which negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).”
(16) Section 21 of the Rights Agreement is hereby amended by replacing all references to “corporation” with “Person.”
(17) (A) Section 24(a) of the Rights Agreement is hereby amended by eliminating the words “and exercisable” from the first sentence thereof.
     (B) Section 24(a) of the Rights Agreement is further amended by adding the following after the second sentence thereof:
The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors of the Company shall then approve (the “Trust Agreement”). If the Board of Directors of the Company so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.
(18) Section 26 of the Rights Agreement is hereby amended by replacing the notice provision for the Rights Agent to the following:

The Bank of New York Mellon
c/o BNY Mellon Shareowner Services
Newport Office Center VII
480 Washington Boulevard
Jersey City, New Jersey 07310
Attention: Relationship Manager

with a copy to:

The Bank of New York Mellon
c/o BNY Mellon Shareowner Services
Newport Office Center VII
480 Washington Boulevard
Jersey City, New Jersey 07310
Attention: General Counsel

(19) Section 27 of the Rights Agreement is hereby amended by deleting the penultimate sentence thereof.
(20) Section 28 shall be redesignated as Section 29, Section 29 shall be redesignated as Section 30, Section 30 shall be redesignated as Section 31, Section 31 shall be redesignated as Section 32, Section 32 shall be redesignated as Section 33, Section 33 shall be redesignated as Section 34, and new Section 28 shall be added after Section 27 as follows:
     Section 28. Process to Seek Exemption. Any Person who desires to effect any acquisition of Company Stock that would, if consummated, result in such Person (together with its Affiliates and Associates) beneficially owning 4.9% or more of the then outstanding Company Stock (or, in the case of an Grandfathered Shareholder, additional shares equal to or in excess of the then-applicable Additional Ownership Percentage Threshold) (a “Requesting Person”) may, prior to the Stock Acquisition Date and in accordance with this Section 28, request that the Board of Directors of the Company grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person” for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form, as described below, and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of the Company Stock then beneficially owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Company Stock aggregating 4.9% or more of the Company Stock (or, in the case of an Grandfathered Shareholder, additional shares equal to or in excess of the then-applicable Additional Ownership Percentage Threshold) and the maximum number and percentage of Company Stock that the Requesting Person proposes to acquire. The Board of Directors of the Company shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board of Directors of the Company to make a determination within such period shall be deemed to constitute the denial by the Board of Directors of the Company of the Exemption Request. The Board of Directors of the Company shall only grant an exemption in response to an Exemption Request if the Board of Directors of the Company determines, in its sole discretion, that the acquisition of Beneficial Ownership of Company Stock by the Requesting Person will not limit or impair the availability to the Company of the Tax Benefits or otherwise frustrate the Amendment 7 Purpose. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of Company Stock in excess of the maximum number and percentage of shares approved by the Board of Directors of the Company), in each case as and to the extent the Board of Directors of the Company shall determine necessary or desirable to serve the Amendment 7 Purpose. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board of Directors of the Company’s determination with respect thereto, unless the information contained in the Exemption Request or such determination with respect thereto otherwise becomes publicly available.

(21) Section 31 of the Rights Agreement is hereby amended by adding the following sentence after the first sentence of such section:
     Notwithstanding anything contained herein to the contrary, if such excluded provision shall materially and adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.
(22) The Rights Agreement is hereby amended by adding the following Section 35:
     Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.
(23) The terms and provision of this Amendment 7 shall terminate and be of no further force and effect on the earliest of (i) the Expiration Date, (ii) the Final Expiration Date, (iii) the repeal of Section 382 of the Code if the Board of Directors of the Company determines that this Amendment 7 is no longer necessary to serve the Amendment 7 Purpose, (iv) the beginning of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward and in which no net unrealized built-in loss may be recognized, or (v) September 1, 2010 if stockholder approval has not been obtained for Amendment 7 prior to such date; provided, however, that those terms and provision of this Amendment 7 that affect the rights, duties, obligations or immunities of the Rights Agent shall remain in full force and effect in the event Amendment 7 terminates before the Expiration Date or the Final Expiration Date pursuant to clause (iii), (iv), or (v) of this paragraph 23. In the event Amendment 7 terminates before the Expiration Date or the Final Expiration Date pursuant to clause (iii), (iv), or (v) of this paragraph 23, the Rights Agreement shall remain in effect and revert to its form before the enactment of this Amendment 7 (other than those terms and provision of this Amendment 7 that affect the rights, duties, obligations or immunities of the Rights Agent, which shall remain in full force and effect after such a termination). The Company shall provide the Rights Agent with advance written notice of the termination of this Amendment 7.
(24) The undersigned, as an appropriate officer of the Company, hereby (i) certifies pursuant to Section 27 of the Rights Agreement that this Amendment 7 is in compliance with the terms of Section 27 of the Rights Agreement and (ii) instructs the Rights Agent to execute and deliver this Amendment 7.
(25) In all other respects, except as herein stated, the Rights Agreement, as previously amended, shall remain in full force and effect.
(26) This Amendment 7 may be executed in counterparts, each of which shall constitute an original, and both of which shall together constitute but one and the same instrument. Capitalized terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement. The preamble and recitals hereto are hereby incorporated into this Amendment 7 and made a part hereof.

(The remainder of this page is intentionally left blank.)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to Rights Agreement to be duly executed, effective as of the date first above written.

SPHERION CORPORATION
By:	/s/ Roy G. Krause
	Name:	Roy G. Krause
	Title:	President & CEO

THE BANK OF NEW YORK MELLON, as Rights Agent
By:	/s/ Kayur Patel
	Name:	Kayur Patel
	Title:	Vice President & Senior Relationship Manager

SFN GROUP, INC.
2050 SPECTRUM BLVD.
FORT LAUDERDALE, FL 33309

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 17, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by SFN Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 17, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SFN Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M22013-P94374	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

SFN GROUP. INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:			All	All	Except
Vote on Directors			☐	☐	☐
Item 1.	The election of three Class II members of the Board of Directors to hold office until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
	Nominees:	Class II
01) Steven S. Elbaum
02) David R. Parker
03) Anne Szostak

Item 2.	The election of one new Class III member of the Board of Directors to hold office until the 2011 Annual Meeting of Stockholders or until his successor is duly elected and qualified.
	Nominee:	Class III
01) Lawrence E. Gillespie

Vote on Proposals							For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposals:
Item 3.	An amendment to the Company’s Rights Agreement intended to protect the Company’s net operating loss benefits and other defferred tax assets.						☐	☐	☐

Item 4.	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2010 fiscal year.						☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for SFN Group, Inc. Annual Meeting of Stockholders to be held on May 18, 2010: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M22014-P94374

Annual Meeting of Stockholders - May 18, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder(s) of SFN Group, Inc., a Delaware corporation (“SFN”), hereby acknowledge(s) receipt of the Notice of the 2010 Annual Meeting of Stockholders and related Proxy Statement and SFN’s 2009 Annual Report to Stockholders. The undersigned hereby appoint(s) Mark W. Smith and Thad S. Florence, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, to vote on behalf and in the name of the undersigned, all shares of common stock, which the undersigned would be entitled to vote if then and there personally present at the Annual Meeting of Stockholders, to be held May 18, 2010 at 9:00 a.m., EDT at SFN corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, and at any adjournment or adjournments thereof, on all matters set forth on the reverse side.
PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued, and to be signed and dated, on the reverse side.)